UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
__________________________________________________________________________________________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

__________________________________________________________________________________________________________________________

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material under § 240.14a-12
MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
N/A
__________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in the exhibit required by Item 25 (b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

                                    2023

                                    NOTICE

                                    OF

                                    ANNUAL

                                    MEETING

                                    AND

                                    PROXY

                                    STATEMENT

Notice of the
ANNUAL MEETING OF THE SHAREHOLDERS
To be held February 16, 2023

To Our Shareholders:

The annual meeting of the Shareholders of Matthews International Corporation (“Matthews” or the “Company”) will be held virtually at 9:00 AM (EST) on Thursday, February 16, 2023 (the "Annual Meeting"). Any shareholder who participates virtually will be deemed to be in attendance “in person” for the purposes of such meeting. The Company will provide a live webcast of the Annual Meeting at www.meetnow.global/M4ULFS9. For more information, see the following "About the Meeting" section. The purpose of the Annual Meeting is to consider and act upon the following:

1.To elect three (3) directors of the Company for a term of three (3) years;

2.To approve the adoption of the Amended and Restated 2019 Director Fee Plan;

3.To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2023;

4.To provide an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers;

5.To provide an advisory (non-binding) vote on the frequency of the advisory vote on the executive compensation of the Company’s named executive officers; and

6.To transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on January 13, 2023 will be entitled to submit questions, listen to the meeting live and vote online at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend the virtual-only Annual Meeting. Return the card in the enclosed envelope as soon as possible. If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can participate in this important meeting.

            Sincerely,

            /s/ Steven F. Nicola

            Steven F. Nicola
            Chief Financial Officer and Secretary

January 17, 2023

ABOUT THE MEETING

How You Can Attend the Annual Meeting

The Annual Meeting will be a virtual meeting of shareholders held via live webcast, which will be accessible at www.meetnow.global/M4ULFS9 at 9:00 AM (EST) on Thursday, February 16, 2023. The live webcast will provide shareholders with the opportunity to vote and ask questions.

The process for attending the Annual Meeting depends on how your Common Stock is held. Generally, you may hold Common Stock in your name as a “record holder” or in an account with a bank, broker, or other nominee (i.e., in “street name”).

If you are a record shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Record shareholders should follow the instructions provided on their Notice and in their proxy materials.

If you hold your shares in “street name,” you must register in advance to attend and vote at the virtual Annual Meeting webcast. If you hold your shares in “street name” and do not register, you may still listen to the Annual Meeting webcast by visiting www.meetnow.global/M4ULFS9, but you will not be able to participate or vote in the meeting. To register, you must obtain a “legal proxy” from the bank, broker or other nominee of your shares and submit the legal proxy to Computershare in order to be entitled to vote those shares electronically. Please note that obtaining a legal proxy may take several days. Requests must be received no later than 5:00 PM (EST) on February 9, 2023. You will receive a confirmation of your registration by email. Requests must include your legal proxy (an image of the legal proxy or a forward of the email from your broker including the legal proxy are acceptable) and be sent by email to legalproxy@computershare.com with the subject “Legal Proxy” or by mail to Computershare, Matthews International Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. If you wish to observe the Annual Meeting (without being able to vote or submit questions) you may do so by visiting the above website and using your name and email address.

Please note that you may vote by proxy prior to February 16, 2023 and still attend the Annual Meeting. Even if you currently plan to attend the Annual Meeting webcast, we strongly recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, we urge you to submit your proxy in advance as described below.

How You Can Access the Proxy Materials

This proxy statement and the accompanying proxy card are being sent and made available to shareholders on or about January 17, 2023. A copy of the Company’s Annual Report for fiscal year 2022 will be mailed with this proxy statement and is available online at www.matw.com/investors/sec-filings.

How You Can Vote in Advance

The process for voting your Common Stock depends on how your Common Stock is held. If you are a record holder, you can vote your shares by going to www.investorvote.com/MATW, or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card, using the 15-digit control number on your proxy card. You can also complete, sign and date the enclosed proxy card and mail it in the enclosed postage-paid envelope. If you vote online or by phone, there is no need to return a proxy card by mail. The proxy you submit will be voted in accordance with your instructions.

If you hold your shares in “street name,” you must follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors unanimously recommends a vote FOR all of the nominees and FOR Proposals 2, 3 and 4 and for the option of ONE YEAR for Proposal 5.

Management of the Company does not intend to bring before the meeting any business other than that set forth in the Notice. If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

How You Can Vote Electronically at the Annual Meeting

If you are a record holder, in order to vote and/or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.meetnow.global/M4ULFS9 and will need the 15-digit control number on your proxy card.

If you hold your shares in street name, you must obtain a “legal proxy” from the bank, broker or other nominee of your shares and send the “legal proxy” to Computershare as described above.

Revocation of Proxies

If you submit your proxy over the Internet, by telephone or by mail, you may change your voting instructions by subsequently properly submitting a new proxy. Only your most recent proxy will be exercised and all others will be disregarded, regardless of the method by which the proxies were authorized. You may also revoke your earlier proxy by voting "in person" at the Annual Meeting. Your attendance at the Annual Meeting "in person" will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee to revoke your proxy.

Notices of revocation of proxies delivered by mail must be delivered by February 6, 2023 to the Company’s principal offices at Two NorthShore Center, Pittsburgh, PA 15212-5851, Attention: Steven F. Nicola, Chief Financial Officer and Secretary.

Matthews International Corporation
Proxy Statement

Matthews International Corporation
Two NorthShore Center
Pittsburgh, Pennsylvania 15212 - 5851
1-412-442-8200

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on February 16, 2023

The Company’s 2023 Proxy Statement and the Annual Report to Shareholders for the fiscal year ended September 30, 2022 are available free of charge on the Company’s website at http://www.matw.com/investors/sec-filings.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matthews International Corporation (“Matthews” or the “Company”) whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212. This proxy statement is being sent and made available to shareholders on or about January 17, 2023.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote "in person". Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary by following the instructions described under “About the Meeting – Revocation of Proxies” or by attending the meeting and voting "in person". See the foregoing “About the Meeting” section for additional details.

Matters to be considered at the annual meeting of the shareholders of the Company (the "Annual Meeting") are those set forth in the accompanying Notice of Annual Meeting of the Shareholders (the “Notice”). Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, the proxy solicited will be voted FOR all of the nominees and FOR the proposals set forth in Proposals 2, 3 and 4 and for the option of ONE YEAR for Proposal 5.

Management of the Company does not intend to bring before the meeting any business other than that set forth in the Notice. If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding: Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting. As provided in the Company’s Articles of Incorporation, cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established January 13, 2023 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed, but only shareholders of record as of the close of business on January 13, 2023 will be entitled to vote at the Annual Meeting. A total of 30,419,705 shares of Common Stock are outstanding and entitled to vote at the meeting. A quorum (the presence "in person" or by proxy of the majority of the voting power of the Common Stock) is required to transact business at the Annual Meeting. The holders of 15,209,853 shares will constitute a quorum at the Annual Meeting.

Broker Authority to Vote

Abstentions and broker non-votes (explained herein) will be counted for purposes of determining a quorum. If your shares are held in street name, follow the voting instructions that you receive from your broker, bank or other nominee. If you want to vote "in person", you must obtain a legal proxy from your broker, bank, or other nominee as further described in the above "About the Meeting" section. If you do not submit voting instructions, your broker, bank, or other nominee may still be permitted to vote your shares under certain of the following circumstances:

•Discretionary items - The ratification of the selection of the independent registered public accounting firm (Proposal 3) is a discretionary item. Generally, brokers, banks and other nominees that do not receive instructions from beneficial owners may vote on this proposal in their discretion.

•Non-discretionary items - The election of directors (Proposal 1), approval of the adoption of the Amended and Restated 2019 Director Fee Plan (Proposal 2), the advisory resolution to approve executive compensation (Proposal 4), and the advisory resolution on the frequency of the advisory vote to approve executive compensation (Proposal 5) are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received voting instructions from beneficial owners (referred to as “broker non-votes”).

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors (sometimes referred to throughout the remainder of this Proxy Statement as the “Board”) is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by Pennsylvania statute, government regulations, court decisions and the Company’s organizational documents. Generally, the Board reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors the Company's performance in key results areas. The Board also has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The full Board regularly reviews enterprise-wide risk management, which includes risks in the areas of compliance, operations, strategy, reporting, treasury, enterprise value, and insurable risks. In addition, each Board committee plays a significant role in carrying out the risk oversight function. The executive committee of the Board (the "Executive Committee") assists in monitoring and assessing relevant risks between the times at which the full Board convenes. The governance and sustainability committee of the Board (the "Governance and Sustainability Committee"), formerly the nominating and corporate governance committee, oversees risks related to corporate governance, ethics and environmental, social, and governance (“ESG”) considerations. The audit committee of the Board (the "Audit Committee") oversees risks related to financial reporting and control; environmental, health and sustainability matters; management policies and guidelines; legal claims and issues; anti-corruption and regulatory compliance; and information technology. The finance committee of the Board (the "Finance Committee") oversees the Company’s financial policies, strategies and capital structure. The compensation committee of the Board (the "Compensation Committee") oversees risks related to human resources, succession planning and compensation. The special committee of the Board (the "Special Committee") provides oversight of integration planning and implementation of the Company's significant acquisitions on an as-needed basis.

Board Composition and Corporate Governance

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five or more than fifteen. Until further action, the Board has fixed the number of directors constituting the full Board at ten. Pursuant to the Company’s Articles of Incorporation, the Board of Directors is divided into three classes. The terms of office of the three classes of directors end in successive years.

After reviewing the independence standards contained in the listing requirements for the Nasdaq Global Select Market ("Nasdaq"), the Board of Directors has determined that each of its directors is independent under these standards, other than Joseph C. Bartolacci, the Company’s President and Chief Executive Officer and Gregory S. Babe, the Company’s Chief Technology Officer and Group President, Matthews Industrial Technologies.

In the event a nominee does not receive a majority of votes cast in an uncontested election, such director is required under the Company’s Corporate Governance Guidelines to conditionally resign from the Board. Acceptance of such resignation is at the discretion of the Board.

The Company’s Corporate Governance Guidelines provide that an employee member must offer to submit his or her letter of resignation as a director upon his or her retirement or termination of employment, and if such offer is accepted, such employee member can remain on the Board for a period of no longer than one year following retirement from, or termination of, employment with the Company. Additionally, the Company's Corporate Governance Guidelines provide that any director must offer to submit his or her letter of resignation as a director upon a change in principal occupation that differs from that which they were engaged and elected to the Board. The Board, with input from the Governance and Sustainability Committee and the Chief Executive Officer, will consider whether to accept such offer. Further, the Company’s Bylaws and Corporate Governance Guidelines provide that no person may be eligible for nomination, nor elected to fill a vacancy on the Board of Directors after attaining 75 years of age, and any director that, if nominated would attain 75 years of age during such term as a director, shall retire from the Board of Directors immediately prior to the next annual meeting of the shareholders following such director attaining 75 years of age.

The Board of Directors has also implemented a director resignation policy under the Company’s Corporate Governance Guidelines. The director resignation policy requires each nominee to the Board of Directors, prior to any election of directors, to submit a conditional resignation to the Board of Directors in connection with such nominee’s nomination. In the event a nominee fails to receive the vote of at least a majority of the votes cast in an uncontested election, the Governance and Sustainability Committee will make a recommendation to the Board whether to accept or reject the tendered conditional resignation. The Board of Directors must act on the tendered resignation, taking into account the Governance and Sustainability Committee’s recommendation, within ninety (90) days from the date of the certification of the election results. The Board shall promptly disclose its decision regarding the tendered resignation by furnishing a Current Report on Form 8-K to the SEC, including its rationale for accepting or rejecting the tendered resignation. In making their recommendation and decision, the Governance and Sustainability Committee and Board may consider the following factors or other information that it considers appropriate and relevant: (i) the stated reasons, if any, why shareholders withheld their votes; (ii) possible alternatives for curing the underlying cause of the withheld votes; (iii) the director’s qualifications in light of the overall composition of the Board; (iv) the director’s past and expected future contributions to the Company; (v) potential adverse consequences of accepting the resignation, including failure to comply with any applicable rule or regulation; and (vi) the best interests of the Company and its shareholders. If the Board accepts a director’s tendered resignation, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, pursuant to the Bylaws of the Company. If a director’s resignation is not accepted by the Board, such director will continue to serve in accordance with existing Company regulations. Any director whose tendered resignation is being considered shall not participate in the deliberations conducted by the Governance and Sustainability Committee or the Board.

Upon the completion of his current term at the Annual Meeting, Mr. Quigley has elected to retire from the Board and, accordingly, has not been re-nominated to an additional term as a director. The Board of Directors and management of the Company express their sincerest gratitude to Mr. Quigley for his service on the Board of Directors. Mr. Quigley’s expertise and leadership have been invaluable to the Company during his tenure as a director.

The Board has currently determined that an independent, non-employee member should be appointed to serve as Chairman of the Board. The Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer, with the appointment of an independent, non-employee director as Chairman of the Board, strengthens the Company’s corporate governance. Alvaro Garcia-Tunon is the Company’s current independent, non-employee Chairman of the Board.

The Chairman of the Board and the other independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings. The independent directors met a total of eight (8) times in fiscal 2022.

During fiscal 2022, there were six (6) regularly scheduled meetings and two (2) special Board meetings.

Board Committees
There are six (6) standing committees appointed by the Board -- the Executive Committee, the Governance and Sustainability Committee, the Audit Committee, the Finance Committee, the Compensation Committee and the Special Committee. Each Committee has the same power as the Board to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others. As Aleta W. Richards is standing for election to the Board of Directors for the first time, she will be assigned by the Governance and Sustainability Committee to specific committees of the Board of Directors upon her election and promptly following the Annual Meeting.

The principal functions and respective memberships of the six standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board to have and exercise during periods between Board meetings all of the powers of the Board, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By‑laws of the Company or exercise any authority specifically reserved by the Board. Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company. In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board.

The members of the Executive Committee are currently Alvaro Garcia-Tunon (Chairperson), Katherine E. Dietze, Lillian D. Etzkorn, Morgan K. O’Brien, and Jerry R. Whitaker. The Executive Committee holds meetings at such times as are required. The Executive Committee did not meet in fiscal 2022.

Governance and Sustainability Committee

The principal functions of the Governance and Sustainability Committee are to: (1) identify individuals qualified to become members of the Board of Directors; (2) review the qualifications of directors and the composition of the Board of Directors, and recommend to the Board of Directors the director nominees for the next annual meeting of the shareholders; (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company’s Corporate Governance Guidelines; (4) lead the Board of Directors in complying with its Corporate Governance Guidelines; (5) review and make recommendations to the Board of Directors concerning director compensation; (6) review and approve related person transactions pursuant to the Company’s Code of Business Conduct and Ethics (the "Code of Conduct"); and (7) monitor and make recommendations to the Board of Directors regarding ESG considerations. The Governance and Sustainability Committee is also responsible for the annual evaluations of the performance of the Board of Directors and the Committees of the Board, including individual directors. The Committee is committed to ensuring that: (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company; (ii) the subject matter expertise of the existing Board of Directors is regularly reviewed and, when necessary, timely refreshed; and (iii) the governance of the Company is in full compliance with applicable law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company. From time to time, the Governance and Sustainability Committee has retained the services of a third-party search firm to assist in the identification and evaluation of potential nominees for the Board of Directors. The Governance and Sustainability Committee operates pursuant to a charter and the Company’s Corporate Governance Guidelines, which are available for viewing on the Company’s investor relations website at www.matw.com/investors under the “Governance Documents” tab in the section entitled “Governance”. The Board has determined that all members of the Governance and Sustainability Committee are independent in accordance with the listing standards of Nasdaq. The Governance and Sustainability Committee met four (4) times during fiscal 2022. The current members of the Governance and Sustainability Committee are Jerry R. Whitaker (Chairperson), Katherine E. Dietze and Terry L. Dunlap.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of: (1) the integrity of the Company's financial statements, reports on internal controls and other of the Company's financial information; (2) the Company's compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company's independent registered public accounting firm; and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Audit Committee serves as a vehicle to provide an open avenue of communication between the full Board of Directors and the Company’s financial management team and internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm. The Audit Committee operates pursuant to a charter, which is available for viewing on the Company’s investor relations website at www.matw.com/investors under the “Governance Documents” tab in the section entitled "Governance".

All of the Audit Committee members, Lillian D. Etzkorn (Chairperson), Morgan K. O’Brien and Jerry R. Whitaker, have been determined in the Board’s judgment to be independent from the Company and its management within the meaning of regulations of the U.S. Securities and Exchange Commission (the "SEC") relating to audit committee independence, Nasdaq regulations and the Company’s Corporate Governance Guidelines. All of the Audit Committee members are financial experts, as determined by SEC regulations, however Ms. Etzkorn has been designated as the ranking Audit Committee financial expert. During fiscal 2022, the Audit Committee met six (6) times.

Finance Committee

The Finance Committee provides oversight of the Company’s financial policies, strategies and capital structure. The Committee’s principal responsibilities include reviewing and monitoring of the Company’s: (1) significant capital expenditures; (2) mergers, acquisitions, divestitures, and investments; (3) capital structure, debt and equity offerings; (4) the dividend policy and share repurchase program; (5) risk management strategies for commodity, interest rate, foreign exchange and other financial exposures ; and (6) investor relations program. The Committee also provides oversight on employee retirement benefit plan matters and related plan investment management. Ms. Katherine E. Dietze is Chairperson of the Finance Committee. The other members of the Finance Committee are Gregory S. Babe, Don W. Quigley, Jr., David A. Schawk and Lillian D. Etzkorn. The Finance Committee met four (4) times in fiscal 2022.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are Morgan K. O’Brien (Chairperson), Terry L. Dunlap, and Don W. Quigley, Jr., are to review periodically the suitability of the remuneration arrangements (including benefits) for the Company's Chief Executive Officer and other members of management of the Company, and to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement. The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company. The Compensation Committee operates pursuant to a charter, which is available for viewing on the Company’s investor relations website at www.matw.com/investors under the “Governance Documents” tab in the section entitled "Governance". The Board has determined that all members of the Compensation Committee are independent in accordance with the listing standards of Nasdaq. During fiscal 2022, the Compensation Committee met three (3) times.

Special Committee

The Special Committee provides oversight of integration planning and implementation for the Company’s significant acquisitions. The members of the Special Committee are Terry L. Dunlap (Chairperson), Joseph Bartolacci, and David A. Schawk. The Committee met one (1) time in fiscal 2022.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. O’Brien (Chairperson), Mr. Dunlap and Mr. Quigley. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Board Diversity Matrix

The Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background and professional experience in evaluating board candidates in order to provide practical insights and diverse perspective.

Immediately following the Annual Meeting, if all of the nominees to the Board of Directors are elected, the following table would show an overview of the diversity of the Company’s ten directors following the Annual Meeting:

Part I: Gender Identity	Female	Male
Directors	3	7
Part II: Demographic Background
African American or Black	1
Hispanic or Latin		1
White	2	6

The following table provides an overview of the diversity of the Company's ten directors as of the mailing of this proxy statement, on or about January 17, 2023.

Part I: Gender Identity	Female	Male
Directors	2	8
Part II: Demographic Background
Hispanic or Latin		1
White	2	7

Meeting Attendance

During fiscal 2022, all directors attended at least 75% of Board and respective Committee meetings.

Although the Company does not have a formal policy with regard to Board members attending the Annual Meeting of the Shareholders, it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past.

Compensation of Directors

Director compensation is determined and administered by the Governance and Sustainability Committee. In performing its duties, the Governance and Sustainability Committee consults with various independent third-party advisors. In fiscal 2022, the Governance and Sustainability Committee consulted with Pay Governance, LLC, an independent executive compensation consulting firm.

Under the Company’s 2019 Director Fee Plan, for fiscal 2022 each eligible non-employee director received an annual retainer valued at $90,000, which was payable either in cash or in shares of the Company’s common stock, as determined by the Governance and Sustainability Committee. If payable in cash, a director may elect to receive the annual retainer in shares of Company Common Stock or Common Stock credited to a deferred stock account as phantom stock. If the annual retainer is paid in shares of Company Common Stock, a director may defer the receipt of such Common Stock into a deferred stock account as phantom stock.

Each non-employee director is also eligible to receive an annual stock-based grant in the form of either non-statutory stock options, stock appreciation rights, restricted shares or restricted share units ("RSUs"). The form and value of the awards are determined by the Governance and Sustainability Committee. The value of the annual grants awarded for fiscal 2022 was $140,000, issued in the form of RSUs, which vest on the second anniversary of the date of the grant.
The non-employee Chairman of the Board received an additional annual retainer fee of $120,000 in fiscal 2022, which was paid in cash. In fiscal 2022, each chairperson of a committee of the Board received an additional $10,000 retainer fee ($17,500 in the case of the Audit Committee chairperson; $12,500 in the case of the Compensation Committee chairperson) for their services as a committee chairperson. In addition, in fiscal 2022, Mr. Dunlap and Mr. Schawk, the non-employee members of the Special Committee, received $1,500 per day of service on the Committee and, as chairperson, Mr. Dunlap received a pro-rata retainer fee of $5,000. Other than this daily fee with respect to the Special Committee, directors receive no other meeting fees.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

The following table summarizes the director compensation earned by the non-employee directors of the Company for fiscal 2022.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Total
A. Garcia-Tunon	$210,000	$140,000	$350,000
J.D. Turner (1)	—	—	—
K.E. Dietze	100,000	140,000	240,000
T.L. Dunlap	96,500	140,000	236,500
L.D. Etzkorn	107,500	140,000	247,500
M.K. O’Brien	102,500	140,000	242,500
D.W. Quigley, Jr. (3)	90,000	140,000	230,000
D.A. Schawk	91,500	140,000	231,500
J.R. Whitaker	100,000	140,000	240,000

(1)Mr. Turner served as a director until the 2022 Annual Meeting and he did not receive compensation for the duration of his service in fiscal 2022.
(2)Amounts in this column reflect the grant date fair value of awards of restricted share units of the Company’s Common Stock granted during fiscal 2022 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimates of forfeitures related to service-based vesting conditions are disregarded for purposes of this valuation. There were no forfeitures of restricted awards by any of the directors during fiscal 2022. On March 10, 2022, each of the non-employee directors were awarded 4,263 restricted share units with a grant date fair value of $140,000.
(3)Mr. Quigley’s term will expire at the Annual Meeting and he will retire from the Board.

Access to Directors

The security holders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Chief Financial Officer and Secretary, at the Company’s principal executive offices. At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

Board and Committee Oversight of Environmental, Social, and Governance ("ESG") Matters

Matthews has invested in ESG efforts not only to evaluate and improve ESG performance across all business sectors, but also to positively impact the culture of the company, and access ESG related training and development opportunities. Supporting this department is a management led Global Steering Committee dedicated to ESG matters which periodically reports to our Board of Directors, which is responsible for oversight of the Company’s policies, programs, and strategies regarding significant ESG matters.
For Matthews, its ESG initiatives focus on the following areas:

Environmental:
–Electricity and natural gas usage
–Water usage
–Hazardous and non-hazardous waste generation
–Investment in renewable energies
–Innovation in technologies to improve business and environmental performance
–Investment in management systems to externally validate our performance

Social:
–Training and upskilling of employees on ESG topics, and ESG related business opportunities
–Investment in and deployment of a comprehensive approach to a Diversity and Inclusion ("D&I") plan with goals for internal performance improvements
–Investment in community engagement programs and projects through manpower or financial support

Governance:
–Timely and thorough external reporting through third party certifications on governance issues
–Regular communication with stakeholders on company activities such as capital investments, Board meetings and processes, and acquisitions
–Regular validation and communication that the company is in compliance with all local, state, and federal laws in the areas in which they work

The Audit Committee of the Board is responsible for the oversight of policies and processes pertaining to the Company’s risk management (“ERM”) program and specifically ensure that notable risk exposures and applicable mitigating controls are reported to the Board of Directors. Management briefs the Audit Committee on information security risk matters as a part of regular ERM reports. The Board of Directors, either directly or through the Audit Committee, also meets with staff from the Company's environmental, health and safety (“EHS”), D&I, and Sustainability groups from time to time to discuss our policy and practices with respect to employee health and safety programs and to determine the adequacy of our compliance with governmental, environment, safety, health, and sustainability regulations. The Audit Committee also has the opportunity to review the results of external certification system evaluations to compare the company’s ESG performance against those of our competitors within a chosen cohort. The Governance and Sustainability Committee is responsible for the oversight of the Company's governance, policies and processes.

ESG Highlights

As a company serving customers and clients around the world, Matthews takes seriously its role as a global citizen. Certifying its activities against ISS's ESG ratings and Ecovadis business sustainability ratings gives the company an externally verified position in the marketplace with regards to ESG. For more information on the Company's ESG initiatives, please refer to the ESG resources available on the Company's website at https://www.matw.com/investors/esg/resources. The contents of our website are not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition and Director Nominations

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five or more than fifteen. Until further action, the Board has fixed the number of directors constituting the full Board at ten. Pursuant to the Company’s Articles of Incorporation, the Board of Directors is divided into three classes. The terms of office of the three classes of directors end in successive years.

Nominations for election to the Board of Directors may be made by the Governance and Sustainability Committee or by the shareholders pursuant to the provisions set forth in the Company’s Restated Articles of Incorporation and Bylaws.

Nominees for Director

Gregory S. Babe and David A. Schawk, whose terms of office are expiring, and Aleta W. Richards, have been nominated by the Governance and Sustainability Committee to serve for three-year terms that will end in 2026 or until their successors are elected and qualified.

Shareholder nominations for directors to be elected at the 2024 Annual Meeting must be submitted to the Company in writing no earlier than 120 days prior to the anniversary date of the 2023 Annual Meeting, or October 19, 2023, and no later than 75 days prior to the anniversary date of the 2023 Annual Meeting, or December 3, 2023. Such nominations must be in writing in accordance with Section 6.1 of the Company’s Restated Articles of Incorporation, and must include (1) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (2) a representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear "in person" or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The Governance and Sustainability Committee and Board will consider any candidate for nominee as a director that is properly submitted by a shareholder in accordance with the Company’s Articles of Incorporation and Bylaws and does not maintain a policy with regard to such nominations distinct from such requirements. Any such nominations received with respect to the 2023 Annual Meeting have been withdrawn by the nominating shareholder.

The Board’s Process for Selecting Director Nominees and Filling Vacancies

The Company’s process for identifying and evaluating director nominees and filling director vacancies includes determination of the professional skills and background desired to serve the best interests and current needs of the Company and its shareholders, possible retention of a third-party search firm to assist in the identification and evaluation of director candidates, consideration of candidates nominated by shareholders (if any), evaluation of a candidate’s credentials and experience by the Governance and Sustainability Committee (including personal interviews with selected candidates), and a formal recommendation by the Governance and Sustainability Committee to the Board of Directors regarding the candidate considered to be the most qualified to be nominated for election to the Board or to fill the director vacancy.

The Governance and Sustainability Committee assesses a candidate’s background, skills, diversity, personal characteristics and business experience and applies the following criteria and qualifications: candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value. The Board may prioritize the foregoing criteria depending on the current needs of the Board and the Company. The Board does not have a formal diversity policy for selecting directors, but considers diversity of race, gender and national origin to be relevant factors that are weighed with other criteria in recommending and nominating directors for election to the Board of Directors of Matthews.

Information About Current Directors Standing for Re-Election and Board Nominees

The table below sets forth, as of the date of this Proxy Statement, certain information that has been furnished to us by each current director standing for re-election and each other individual who has been nominated by the Board to serve as a director of our Company:

Name	Age	Director Since
Gregory S. Babe F	65	2010
Aleta W. Richards	57	Not applicable
David A. Schawk F S	67	2014
F – Member of the Finance Committee as of the date of this Proxy Statement
S – Member of the Special Committee as of the date of this Proxy Statement

Additional Information About Current Directors and Board Nominees

The paragraphs below provide further information about each Board Nominee, each of whom has been nominated for election at the Annual Meeting by the Board, and each continuing director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or served as a director during the past five years. We believe that all of our directors and director nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our shareholders. The information presented below regarding each director and nominee for director also sets forth specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director in light of our business and structure.

Nominees

Gregory S. Babe, age 65, has served on the Board of Directors since November 2010. Mr. Babe has served as the Company’s Chief Technology Officer since November 2015, and prior to that served as the Company’s Executive Vice President, Global Information Technology and Integration starting in November 2014. Mr. Babe also serves as President and Chief Executive Officer of Liquid X Printed Metals, Inc., a Carnegie Mellon University spin out. From July 2012 to June 2013, Mr. Babe served as Chief Executive Officer of Orbital Engineering, Inc., a privately held engineering services company. Mr. Babe retired as President and Chief Executive Officer of Bayer Corporation and Bayer MaterialScience LLC in June 2012. Mr. Babe was appointed President and Chief Executive Officer of Bayer Corporation and Senior Bayer Representative for the United States and Canada in October 2008. Mr. Babe was responsible for the North American activities of the worldwide Bayer Group, an international health care, nutrition and high-tech materials group based in Leverkusen, Germany. In addition, he held the position of President and Chief Executive Officer of Bayer MaterialScience LLC, a producer of polymers and high-performance plastics in North America, from July 2004 until June 2012. He possesses a strong background in manufacturing and regulatory and government affairs. Mr. Babe is a member of the Finance Committee. He serves on the board of the Benedum Foundation, where he is a member of the investment committee. Mr. Babe holds a Bachelor of Science degree in mechanical engineering from West Virginia University.

The Board believes that Mr. Babe is well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer of a multinational manufacturing company.

Aleta W. Richards, age 57, is the Executive Vice President of Specialty Films for Covestro Deutschland AG located in Dormagen, Germany since July 2021. In this position, she leads the specialty films business globally, directing all business functions and has responsibility for the full income statement of the business unit. Prior to this Dr. Richards was Senior Vice President sales and marketing – North America from February 2018 to June 2021; Coatings, Adhesives and Specialties, Vice President Regional Product Management for APAC, polycarbonates (located in Shanghai, China) and Vice President Regional Product Management for NAFTA, polycarbonates from July 2014 to January 2018. She also held a number of executive positions with Bayer Corporation including; Vice President of Human Resources and Services, Vice President of Global Key Accounts and Strategic Marketing for Coatings as well as a number of key management and professional positions. Dr. Richards has a B.S. in Business (Communications and Human Resources) from the University of Pittsburgh, an MBA from the Katz School University of Pittsburgh in Marketing and International Business and a Doctor of Business Administration from the Ross School of Business, Georgia State University.

The Board believes that Dr. Richards is well-qualified to serve on the Company’s Board of Directors with her strong background and expertise in International Business, marketing, sales, strategy as well as Human Resources and people management.

David A. Schawk, age 67, has served on the Board of Directors of the Company since the Company's acquisition of Schawk Inc. ("Schawk") on July 29, 2014. Effective November 1, 2019, Mr. Schawk retired from his role as Group President, SGK Brand Solutions and as an officer of the Company, which he held from July 2014. Mr. Schawk previously served as Schawk’s Chief Executive Officer since 1992, and Chief Executive Officer and President for more than five years prior thereto. He also served on the Schawk Board of Directors since 1992. Mr. Schawk is a member of the Finance and Special Committees. Mr. Schawk received a Bachelor of Arts degree in International Business Relations from DePaul University.

The Board believes that Mr. Schawk is well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer and director of a multinational brand development and brand management company.

Continuing Directors

Joseph C. Bartolacci, age 62, was appointed Chief Executive Officer of the Company in 2006, and has served on the Board of Directors since 2005. Prior to his appointment as Chief Executive Officer, he was President and Chief Operating Officer of the Company since 2005. Prior thereto, he held various positions within Matthews, including President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews) and General Counsel of Matthews. Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh. Mr. Bartolacci serves on the Special Committee of the Board. He also serves on the Company’s Pension Board and on the boards of various subsidiaries of Matthews. Other than the Company, Mr. Bartolacci serves on the board of Federated Hermes, a global investment management company and publicly-traded company.

The Board believes that Mr. Bartolacci is well-qualified to serve on the Company’s Board of Directors based on his firsthand operating experience in many of the Company’s diverse global businesses and brings a well-developed understanding of the industries in which the Company operates, as well as the opportunities within those industries to drive shareholder value. In addition, he provides management’s perspective in Board decisions about the business and strategic direction of the Company.

Katherine E. Dietze, age 65, has served on the Board of Directors of the Company since July 2008. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc., a financial services company. Ms. Dietze brings a strong background in global investment and financial matters. Ms. Dietze received a Bachelor of Arts degree from Brown University and graduated from Columbia University with a Masters in Business Administration in Finance and Marketing. Ms. Dietze serves as Chairperson of the Finance Committee and is a member of the Executive Committee. She is also a director and chairperson of the audit committee of Cowen Group, Inc., a financial services firm. She previously served as chairperson of the audit committee and member of both the governance and compensation committees for LaBranche, LLC, a financial services firm purchased by the Cowen Group in June 2011. Ms. Dietze served as a Trustee on the Liberty Property Trust board from January, 2011 to March, 2020.

The Board believes that Ms. Dietze is well-qualified to serve on the Company’s Board of Directors in light of her background in investment banking, which allows Ms. Dietze to provide a unique and valuable perspective on global financial markets, investments and financial transactions.

Terry L. Dunlap, age 63, has served on the Board of Directors since February 2015. Mr. Dunlap currently serves as the principal of Sweetwater LLC, a consulting firm with a focus on manufacturing. Mr. Dunlap served as the Interim Chief Executive Officer and President of TimkenSteel Corporation, a specialty steel producer, from October 2019 to December 2020. Prior thereto, Mr. Dunlap spent 31 years with Allegheny Technologies, where he served as Executive Vice President, Flat-Rolled Products from May 2011 until his retirement in December 2014, President, ATI Allegheny Ludlum from 2002 to 2014, and Group President, ATI Flat-Rolled Products from 2008 to May 2011. Mr. Dunlap received a Bachelor of Science degree in Marketing from Indiana University of Pennsylvania and attended the Loyola University of Chicago MBA program. Mr. Dunlap is a member of the Compensation, Governance and Sustainability, and Special Committees of the Board. Mr. Dunlap also serves on the board of directors of United States Steel Corporation, a global integrated mining and carbon steel producer.

The Board believes that Mr. Dunlap is well-qualified to serve on the Company’s Board of Directors due to Mr. Dunlap’s experience and knowledge in the global manufacturing industry.

Lillian D. Etzkorn, age 53, was appointed to the Board of Directors on October 1, 2020. Ms. Etzkorn served as Executive Vice President and Chief Financial Officer for Covia Corporation, a provider of high-quality minerals and material solutions for the industrial and energy markets from October 2021 to August 2022. Ms. Etzkorn previously served as Senior Vice President and Chief Financial Officer for Shiloh Industries, Inc. from July 2018 to October 2021. Prior thereto, Ms. Etzkorn served as Chief Financial Officer for CPI Card Group, and was the Vice President, Treasurer of Dana Inc. from September 2011 to January 2017. She holds a Bachelor of Arts degree in Business Administration and Marketing from Eastern Michigan University and an MBA from the University of Michigan.

The Board believes that Ms. Etzkorn is well-qualified to serve on the Company’s Board of Directors due to Ms. Etzkorn’s strong leadership skills and financial acumen.

Alvaro Garcia-Tunon, age 70, has served on the Board of Directors since October 2009. Mr. Garcia-Tunon retired as the Chief Financial Officer of Wabtec Corporation, a provider of products and services for the global rail industry, effective January 1, 2014. He continued to work with Wabtec as a strategic advisor through December 2017. Mr. Garcia-Tunon was named Executive Vice President and Chief Financial Officer for Wabtec in February 2012. Prior to that, he was Executive Vice President, Chief Financial Officer and Secretary of Wabtec since December 2010. Prior thereto, he served as Senior Vice President, Chief Financial Officer and Secretary of Wabtec since 2003. Mr. Garcia-Tunon is currently the Chairman of the Board of Directors at Matthews. Mr. Garcia-Tunon currently is serving on the board of directors, audit committee and finance committee of Allison Transmission Holdings, Inc., a global provider of commercial-duty automatic transmissions and hybrid propulsion systems. Mr. Garcia-Tunon graduated from the College of William and Mary with a Juris Doctor degree and is a graduate of the University of Virginia with a Bachelor of Science degree in Commerce and Accounting.

The Board believes that Mr. Garcia-Tunon is well-qualified to serve on the Company’s Board of Directors due to his having served as the Chief Financial Officer of a public company with global operations, he has leadership skills in international business, corporate governance and risk management. As a Certified Public Accountant, he also provides the Board with strong financial and accounting skills.

Morgan K. O’Brien, age 62, has served on the Board of Directors of the Company since July 2011. Mr. O’Brien currently serves as President and CEO of Hearthstone Utilities, Inc. Mr. O’Brien served as the President and Chief Executive Officer of Peoples Natural Gas Company LLC, a utility serving the southwestern Pennsylvania market, from February 2010 until March 16, 2020. Prior thereto, Mr. O’Brien served as President and Chief Executive Officer of Duquesne Light Holdings, an electric utility company serving western Pennsylvania, since 2001. He held various senior executive positions at Duquesne Light Holdings since 1991. Prior to joining Duquesne Light Holdings, Mr. O’Brien served in various management positions at PNC Bank and at major accounting firms. Mr. O’Brien is also Chairperson of the Compensation Committee and is a member of the Executive Committee. Mr. O’Brien received a Bachelor’s degree in Business Administration and a Masters degree in taxation from Robert Morris University. Mr. O’Brien serves on the board of trustees of Robert Morris University. He also serves on the boards of several civic and charitable organizations in Western Pennsylvania.

The Board believes that Mr. O’Brien is well-qualified to serve on the Company’s Board of Directors due to his having served as a Chief Executive Officer and with more than 10 years’ experience in that role, Mr. O’Brien brings significant leadership skills to the Board of Directors. With his experience in the areas of accounting and taxation, he also provides the Board and the Audit Committee, of which he is a member, with strong financial skills.

Jerry R. Whitaker, age 72, has served on the Board of Directors of the Company since July 2011. Mr. Whitaker was President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011. Prior thereto, he served in various management positions at Eaton Corporation since 1994. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corporation. Mr. Whitaker is the Chairperson of the Governance and Sustainability Committee and a member of the Audit and Executive Committees of the Company. Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Masters in Business Administration from George Washington University. He currently serves as a director on the boards of The Milliken Company, a privately-held diversified industrial company, where he is a member of the compensation committee and serves as chairperson of the audit committee, and Sealed Air Corporation, a global leader in packaging, food safety and hygiene, where he serves as chairperson of the nominating and governance committee and a member of the organization and compensation committee. Mr. Whitaker also serves on the advisory board of the School of Engineering at Syracuse University.

The Board believes that Mr. Whitaker is well-qualified to serve on the Company’s Board of Directors due to Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries and acquisition integration.

The term for each of the Board’s nominees and the continuing directors is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

Gregory S. Babe	2026
Aleta W. Richards	2026
David A. Schawk	2026

Continuing Directors:

Joseph C. Bartolacci	2024
Katherine E. Dietze	2024
Lillian D. Etzkorn	2024
Morgan K. O’Brien	2024

Terry L. Dunlap	2025
Alvaro Garcia-Tunon	2025
Jerry R. Whitaker	2025

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THREE OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2

APPROVAL OF THE ADOPTION OF THE
AMENDED AND RESTATED 2019 DIRECTOR FEE PLAN

On November 16, 2022 (the “Adoption Date”), the Board approved, subject to shareholder approval, the adoption of the Company’s Amended and Restated 2019 Director Fee Plan (the “Restated Plan”). If the Restated Plan is adopted by our shareholders, it will authorize the issuance of 150,000 additional shares of the Company’s Common Stock. Following such approval, the aggregate number of shares of the Company’s Common Stock authorized for issuance under the Restated Plan would increase to 300,000. The Restated Plan will amend and restate the Matthews International Corporation 2019 Director Fee Plan (the “Initial Plan”).

The affirmative vote of a majority of the votes cast in person or by proxy at a meeting held prior to the anniversary of the Adoption Date in which the holders of at least a majority of the outstanding shares of the Company’s Common Stock are present (in person or by proxy) and voting is required for approval of adoption of the Restated Plan. If the shareholders of the Company do not approve the Restated Plan as proposed in this proxy statement, the Restated Plan will not be used by the Company.

The Board of Directors of the Company will have full power and authority to administer the Restated Plan. The Board may delegate some or all of those rights to the Governance and Sustainability Committee or other committees of the Board (collectively with the Board, the “Administrator”). The Board of Directors also has, subject to certain limitations, the right to amend or terminate the Restated Plan. For purposes of determining the number of shares of Common Stock to be authorized under the Restated Plan, the Board and Governance and Sustainability Committee consulted with the Compensation Committee.

In order to determine the number of shares of Common Stock to be authorized under the Restated Plan, the Compensation Committee considered the needs by the Company for the shares and the potential dilution that awarding the requested shares may have on the existing shareholders. As set forth in the Compensation Discussion and Analysis, the Compensation Committee consults with Pay Governance LLC as an independent compensation advisor on compensation matters, including director fees. The compensation advisor examined a number of factors, including the Company’s overhang analysis, which the Compensation Committee considered. As a result, the Compensation Committee recommended to the Board that 150,000 additional shares be authorized under the Restated Plan.

As of the Record Date, approximately 6,134 shares of Common Stock remained available for future grant under the share counting provisions of the Initial Plan.

Initial Plan share authorization	150,000
Common stock issued	(62,453)
Outstanding time-based restricted awards	(58,008)
Deferred stock units (“DSU”) awards	(23,405)
Shares available for issuance under the Initial Plan	6,134

Description of the Amended and Restated 2019 Director Fee Plan

The full text of the Restated Plan is set forth as Exhibit A to this Proxy Statement. The following description of the Restated Plan is qualified in its entirety by reference to Exhibit A.

The Restated Plan in General. The purposes of the Restated Plan are to provide eligible non-employee directors of the Company with a fee arrangement that is not only competitive with those at corporations similar to the Company but which increases the identification of interests between the non-employee directors and the shareholders of the Company, and to provide a program which is suitable for the recruitment and retention of capable people to serve as non-employee directors of the Company. As of the Record Date, there were eight (8) such directors. Directors who are employees of the Company are not separately compensated for service as a director.

The total number of shares of stock which may be issued under the Restated Plan or credited to a deferred stock compensation account for subsequent issuance is 300,000 shares of Common Stock. This total will be adjusted upon certain events such as a stock dividend on, or stock split of, the Common Stock. The shares which may be issued under the Restated Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company, or a combination of each. On the Record Date, the fair market value of a share of the Company’s Common Stock, as determined based on the closing price of a share of Matthews common stock on Nasdaq, was $37.15.

Notwithstanding the limit on the number of shares of stock which may be issued under the Restated Plan, during any calendar year the maximum aggregate fair market value of award that may be made under the Restated Plan to a director may not exceed $400,000 during such calendar year. In addition, during a calendar year the maximum aggregate fees paid under the Restated Plan to a director and the fair market value of equity awards issued under the Restated Plan shall not exceed $600,000 during such calendar year.

The Board of Directors of the Company will have full power and authority to administer the Restated Plan. The Board may delegate some or all of those rights to the Governance and Sustainability Committee or other committees of the Board (collectively with the Board, the “Administrator”). The Board of Directors also has, subject to certain limitations, the right to amend or terminate the Restated Plan.

The Restated Plan provides that the Board, or any committee of the Board which the Board authorizes to determine such amounts, may determine the amount of any annual fees paid to directors (“Director Fees”). The Restated Plan also provides that the Administrator may determine that Director Fees can be paid in cash or in Common Stock of the Company, with the default election being the payment of the Director Fees in shares of the Company’s Common Stock. Notwithstanding the Administrator’s determination to pay Director Fees in cash, a director may elect to receive the Director Fee in Common Stock or defer the payment of Director Fees into a deferred stock compensation account.

The Restated Plan also permits the Board (or a committee of the Board which the Board authorizes to make such determinations) to determine the amount, if any, of fees paid to non-employee directors (other than a non-employee director who serves as Chairman of the Board) for attendance at Board meetings, committee meetings and shareholders’ meetings (“Meeting Fees”). Since the inception of the Initial Plan, the Board intends that each non-employee director will not receive Meeting Fees for Board, committee and shareholders’ meetings attended.

The Restated Plan also presently permits the grant of stock options, stock appreciation rights, restricted shares and restricted stock units (“RSUs”). The Restated Plan provides that each director will receive an annual grant of non-statutory stock options, stock appreciation rights, restricted shares, or RSUs with such value determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts. The precise awards to be granted and their valuation will be determined by the Administrator (subject to the limitations set forth in the Restated Plan). For fiscal year 2022, each director received a grant of restricted shares with a total value of $140,000 under the Initial Plan.

The term of the Restated Plan runs until March 31, 2028.

The Restated Plan also permits a director to name a death beneficiary with respect to the director’s deferred stock compensation account, provides for hardship withdrawals, and allows a director to make subsequent elections to further delay payments under a previous deferral made by the director.

Director Fees. Under the Restated Plan, each eligible non-employee director will receive a Director Fee in such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts. The Restated Plan provides that the Administrator may determine that Director Fees can be paid in cash or in Common Stock of the Company, with the default election being the payment of the Director Fees in shares of the Company’s Common Stock. Notwithstanding the Administrator’s determination to pay Director Fees in cash, a director may elect to receive the Director Fee in Common Stock or defer the payment of Director Fees into a deferred stock compensation account.

Director Fees will be paid or credited fifteen (15) business days after the annual meeting of the shareholders, for each non-employee director as of that payment or crediting date. Director Fees for the retainer of a committee chairperson will be paid on the fifteenth (15th) business day after a director’s annual election or re-election as a committee chairperson. Director Fees will thereby be paid or credited in advance and are not subject to proration or refund in the event that a director receiving such fees should die or resign prior to the next annual meeting of the shareholders.

The Restated Plan also permits the Board (or a committee of the Board which the Board authorizes to make such determinations) to determine the amount, if any, of Meeting Fees paid to non-employee directors (other than a non-employee director who serves as Chairman of the Board) for attendance at Board meetings, committee meetings and shareholders’ meetings. Upon inception, the Board intends that each non-employee director will not receive Meeting Fees for Board, committee and shareholders’ meetings attended, and each committee chairperson will receive an annual Director Fee, described above. Under the Restated Plan, the Board has the authority to increase or decrease the amount of the annual Director Fee or and Meeting Fees.

Deferrals. A director may elect to defer receipt of his or her annual Director Fees, Meeting Fees or restricted stock award grant if made by filing a notice of election with the Company. The amount of any Director Fees, Meeting Fees or restricted shares elected to be deferred in accordance with a deferral election for a calendar year will be credited, in the form of shares of deferred stock units (“DSUs”), to a deferred stock compensation account maintained only on the books of the Company. DSUs represent the right to receive an equivalent number of shares of Common Stock, subject to the terms of the Restated Plan. On each payment date for Director Fees or Meeting Fees for which a proper deferral election is effective for a participant or on which DSUs are to be credited pursuant to a proper deferral election, the Director's deferred stock compensation account(s) will be credited on the payment date with the number of DSUs (including fractional shares to at least two decimal places) (i) equal to that number of shares of the Company’s Common Stock that otherwise would have been payable to the participant on such payment date where the Director Fees had been payable to the Director in shares of Common Stock, or (ii) equal to the aggregate amount of all Director Fees or Meeting Fees subject to such deferral election otherwise payable during such calendar year to such participant in cash divided by the fair market value of one share of the Company’s Common Stock on such payment date. No shares of DSUs or other assets shall be set aside until shares of DSUs actually become payable to a director or his beneficiary. No person shall have voting rights with respect to shares of DSUs credited to a deferred stock compensation account.

Payment of shares of Common Stock under a DSU credited to a director’s deferred stock compensation account for any year would be made either in a lump sum or in installments according to the deferral election. Notwithstanding the foregoing, a director is permitted to further defer the receipt of payments from his or her deferred stock compensation account by making a further deferral election at least twelve months prior to the date on which payments would have otherwise commenced, and by deferring for at least five years from the date payments would have otherwise commenced. Further, a director may file a notice with the Company pursuant to which the director would be paid amounts credited to his or her deferred stock compensation account after the effective date of such notice upon the occurrence of certain changes in control at the Company as described in the Restated Plan.

Upon the death of a director, payment would be made to the beneficiary designated by the director or to the estate of the director. Advance payment of deferred amounts may be permitted by the Board only to the extent necessary to avoid severe financial hardship resulting from an unanticipated financial emergency beyond the control of the director or his or her beneficiary.

Under the Restated Plan, any deferral election will be valid only if technical timing rules have been met.

Dividend Equivalent Rights. If the Board declares a dividend on the Company’s Common Stock in cash or property other than Common Stock at a time when DSUs are outstanding in an deferred stock account, then on the date the dividend is paid the Company shall, based on each participant’s election in effect at the time, either (i) pay directly to the participant an amount in cash or property other than Common Stock, as the case may be, or (ii) increase the number of DSUs credited to the director’s deferred stock account by an amount, determined in accordance with a formula. Under the formula, the additional number of DSUs to be credited to the participant’s account, or paid in cash, based on the participant’s election then in effect, is equal to (A x B)/C)-D, where

A = the number of DSUs in the Director’s deferred stock account;
B = the per share amount of the dividend;
C = the average of the high and low per share selling prices of the Corporation’s Common Stock on the payment date of such dividend;
D = the taxes, if any, required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amounts as wages or compensation.

Stock Options, Stock Appreciation Rights, Restricted Stock and RSUs. The Restated Plan provides for the grant of non-statutory stock options, stock appreciation rights, restricted share awards and RSUs.

Administration. Subject to the provisions of the Restated Plan, the Administrator has full and final authority, in its discretion, to grant non-statutory stock options and stock appreciation rights, and to make restricted share awards and RSUs under the Restated Plan, in such amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount (subject limitations set forth in the Restated Plan). Grants and awards will be made effective as of the same date as Director Fees are paid after the annual meeting. Under the Restated Plan, the Board has the authority to increase or decrease the value of the grants and awards to be made; the Administrator has the sole discretion to determine whether the grants and awards should be stock options, stock appreciation rights or restricted shares or partly of each.

The Board and the Administrator have the power to interpret the Restated Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Restated Plan as they deem necessary and advisable in their administration of the Restated Plan.

Terms of Stock Options and Stock Appreciation Rights. The option price for each stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of the stock option. Fair market value of the Common Stock for all purposes under the Restated Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the Company as quoted on Nasdaq on the date as of which fair market value is determined.

Except in certain cases (principally certain change in control events) and as the Administrator may otherwise determine, no stock option may be exercised prior to two years from the date of grant or after the expiration of ten years from the date of grant. Unless the Administrator, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part. Otherwise, stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Administrator.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Administrator, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. But, in such a case, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The grant of stock appreciation rights provides the holder with the right, upon the exercise of the stock appreciation rights, to receive a number of shares of Common Stock with a fair market value equal to the difference between the fair market value of the Common Stock on the date of exercise of the stock appreciation rights and the base price of the stock appreciation rights when granted (which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of the stock appreciation rights). The Administrator also has the right to pay cash upon the exercise of the stock appreciation rights in certain circumstances.

Unless the Administrator determines otherwise, the provisions of the following sentence will apply in the event that a grantee ceases to be a director of the Company for any reason other than removal for cause or resignation without consent of the Board. Any outstanding stock option and stock appreciation right held by such grantee will vest and be exercisable at any time prior to the second anniversary of the date on which the grantee ceases to be a director or the expiration date of the stock option or stock appreciation right, whichever is the shorter period. Unless the exercise period has been extended pursuant to the change in control provisions of the Restated Plan, if a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee will terminate as of the close of business on the last day on which the grantee is a director.

Unless the Administrator in its discretion otherwise determines, no stock option or stock appreciation right granted under the Restated Plan is transferable other than by will, by the laws of descent and distribution, or to certain types of trusts. A stock option or stock appreciation right may be exercised during a grantee’s lifetime only by the grantee or the trustee of such trust.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the Company and the grantee which sets forth the terms of the grant.

Restricted Shares. Restricted share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Administrator may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Administrator, include termination of service as a director and/or performance-based events) specified by the Administrator occur prior to the time of restrictions lapse.

Each restricted share award must be confirmed by a restricted share agreement between the Company and the awardee, which sets forth the number of restricted shares awarded, the restrictions imposed thereon, the duration of such restrictions, events the occurrence of which would cause a forfeiture of the restricted shares, and such other terms and conditions as the Administrator in its discretion deems appropriate. Following a restricted share award and prior to the lapse of the applicable restrictions, at the Company’s discretion, the Company may hold share certificates representing the restricted shares in escrow, issue share certificates to the awardee with a legend referring to the restrictions, or issue the shares in book-entry form in the name of the awardee. Except in certain circumstances, the Administrator, in its discretion, may determine that dividends and other distributions on the restricted shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Administrator, any such dividends or other distributions shall not bear interest. Upon the lapse of the applicable restrictions, unlegended share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the awardee. From the date a restricted share award is effective, however, the awardee will be a shareholder with respect to all of the restricted shares and will have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this paragraph and the restrictions imposed by the Administrator.

Restricted Stock Units (RSUs). RSUs represent an unsecured right of participants to receive future payment (in cash, shares of Common Stock or a combination of both) equal to the fair market value of a specified number of shares of Common Stock. RSUs are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Administrator may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Administrator, include termination of service as a director and/or performance-based events) specified by the Administrator occur prior to the time of restrictions lapse.

Following a RSU award and prior to the lapse of the applicable restrictions, the participant may not sell, assign, transfer, pledge or otherwise encumber RSUs. Holders of RSUs do not have any voting rights with respect to shares of Common Stock under the RSU awards and holders of RSUs are not shareholders of the Company unless and until the shares of Common Stock under the RSU award are granted. Dividends and other distributions on the RSUs shall not be paid to the awardee until the Common Stock under the RSU award is issued. The Administrator may, in its sole discretion, decide to issue dividend equivalent units with respect to RSU award. A dividend equivalent unit may be credited to an account for the participant that provides for the deferral of such amounts until a statement time. Additionally, the Administrator may decide whether the award will be settled in cash or shares of Common Stock.

Additional Rights in Certain Events. The Restated Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, and for lapse of the restrictions on restricted share awards, upon the occurrence of one or more events described in Section 15 of the Restated Plan (“Section 15 Events”). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 20% or more of the voting power of the Company, (ii) during any period of two consecutive years, less than a majority of the total number of authorized members of the Board of Directors (excluding vacant seats) are filled by persons who were (a) directors at the beginning of such period and (b) individuals whose election by the Company’s security holders, or nomination for election, was approved by a vote of at least a majority of the members of the Governance and Sustainability Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved by election or nomination in accordance with Section 15 of the Restated Plan) or at least two-thirds of the directors then still in office who were directors on the effective date of the Initial Plan on November 18, 2018 or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board relating to the election of directors which would be subject to Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including by reason of any agreement intended to avoid or settle any such election contest or proxy contest), (iii) the consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (a) in the case of a merger or consolidation, the surviving or resulting corporation, (b) in the case of a share exchange, the acquiring corporation, or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Company immediately prior to the transaction, or (iv) commencement of any liquidation or dissolution of the Company (other than pursuant to any transfer of 70% or more of the consolidated assets of the Company to an entity or entities controlled by the Company and/or its shareholders following such liquidation or dissolution). The Section 15 Events described above may be limited in effect and otherwise subject to the requirements of Section 409A of the Internal Revenue Code of 1986, which provides certain limitations on the ability to accelerate deferred compensation upon changes in control.

Unless the confirming agreement or an amendment thereto otherwise provides, notwithstanding any other provision contained in the Restated Plan, upon the occurrence of any Section 15 Event all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, and all stock options and stock appreciation rights held by a director whose service on the Board terminates within one year of any Section 15 Event for any reason are exercisable for the longer of a period of three months from the date of such termination of service or the standard periods of expiration or termination as described above, but in no event after the expiration date of the stock option or the stock appreciation rights.

Unless the restricted share agreement or an amendment thereto otherwise provides, notwithstanding any other provision contained in the Restated Plan, upon the occurrence of any Section 15 Event prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Restated Plan, all such restrictions lapse regardless of the scheduled lapse of such restrictions.

Miscellaneous. If, on the date on which any shares of common stock would be issued pursuant to a current stock payment under Director Fees or annual restricted share award any DSUs or credited to a deferred stock account and after consideration of any shares of common stock subject to outstanding equity awards under the Restated Plan, sufficient shares of common stock are not available under the Restated Plan or the Company is not obligated to issue shares pursuant to under applicable securities laws, then no shares of common stock shall be issued or DSUs credited but rather, in the case of a current stock payment under

Director Fees or annual restricted share award, cash shall be paid in payment of the Director Fees payable, and in the case of DSUs, Director Fees and Meeting Fees shall instead be credited in cash to a deferred cash compensation account in the name of the Director.

In the event that any outstanding stock option, stock appreciation right or RSU is canceled by mutual consent, terminates, or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option or stock appreciation right are again available for all purposes of the Restated Plan. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the Restated Plan, the number of shares so forfeited are again available for all purposes of the Restated Plan. The number of shares of Common Stock which are surrendered in full or partial payment to the Company of the option price of a stock option will be available for the purpose of granting awards under the Restated Plan.

The Board of Directors may alter or amend the Restated Plan at any time, except that, without approval of the shareholders of the Company, no alteration or amendment may be made if shareholder approval of the amendment is at the time required for shares under the Restated Plan to qualify for the exemption from Section 16(b) of Exchange Act, provided by Rule 16b-3, or by the rules of Nasdaq or any stock exchange on which the Common Stock may then be listed. In addition, no alteration or amendment of the Restated Plan may, without the written consent of the holder of a stock option, stock appreciation rights, restricted shares or RSUs granted or awarded under the Restated Plan prior thereto, adversely affect the rights of such holder with respect thereto.

No shares of Common Stock shall be issued or credited, nor any options or stock appreciation rights granted, nor restricted stock awarded under the Restated Plan after March 31, 2028, provided that this does not preclude the issuance of shares in payment of the balance of a director’s deferred stock compensation account or the exercise of previously granted stock options or stock appreciation rights. Additionally, the Board of Directors may terminate the Restated Plan at any time, but termination of the Restated Plan would not terminate any outstanding stock options or stock appreciation rights granted under the Restated Plan or cause a revocation or forfeiture of any restricted share award under the Restated Plan.

The Restated Plan contains anti-dilution provisions providing for proportionate adjustment in the maximum aggregate number of shares of Common Stock for which stock options, stock appreciation rights and RSUs may be granted, as to which restricted shares may be awarded, and in the number of shares covered by outstanding stock options, stock appreciation rights and RSUs in certain events, including stock dividends on shares of outstanding Common Stock. The Restated Plan also contains provisions providing for the substitution of shares in the event of a reorganization, recapitalization, merger or similar event. The Restated Plan provides for adjustments to stock options, stock appreciation rights and RSUs, and restrictions on distributions with respect to, or exchanges for restricted shares in the case of, any spin-off, split-off, dividend in partial liquidation or in property other than cash, or extraordinary distribution to holders of the Common Stock.

If a director who has been granted stock options or stock appreciation rights or awarded restricted shares or RSUs under the Restated Plan engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after Board service, which is in competition with the Company or any of its subsidiaries, the Administrator may in its discretion immediately terminate all stock options and stock appreciation rights held by such person (except when the exercise period of a stock option or stock appreciation right has been extended because one or more of the events described under “Additional Rights in Certain Events” above has occurred) and declare forfeited all restricted shares and RSUs held by such person as to which the restrictions have not yet lapsed.

Possible Anti-takeover Effect. The provisions of the Restated Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Section 15 Event, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of Board service following a Section 15 Event and the lapse of restrictions applicable to restricted stock awards and RSUs upon the occurrence of a Section 15 Event may be considered as having an anti-takeover effect.

New Plan Benefits. All fees and awards to directors under the Restated Plan are made at the discretion of the Governance and Sustainability Committee. The amounts of future awards to our directors under the Restated Plan are discretionary. As a result, the amounts that will be received or allocated under the Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

Federal Income Tax Consequences. The rules governing the federal tax treatment of an award are very technical. Consequently, the following discussion of federal income tax consequences is necessarily general in nature and does not purport to be exhaustive or complete, and among other things, does not describe state, local or foreign tax consequences. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances.

Although the Company may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company has made no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. Section 409A is a provision of the Code that imposes a number of strict and complex requirements that deferred compensation plans and arrangements must satisfy in order for participants of such compensation plans or arrangements to avoid immediate taxation, plus a 20% penalty tax, on the deferred compensation provided by such plan or arrangement.

Director Fees
Current Payment. Directors who receive current payment of Director Fees in cash or in shares of Common Stock generally recognize compensation income on the date on which they receive payment equal to the amount of cash received or the fair market value of the shares received on the payment date.

DSUs. Directors who properly elect to defer receipt of Director Fees in DSUs generally should recognize compensation income only on the date on which such Director Fee is payable to the director upon settlement of DSUs in shares of Common Stock. In general, the compensation income to be recognized by a director upon distribution of Common Stock upon settlement of DSUs is equal to the fair market value of the shares of Common Stock on the date on which the shares are payable to the director from such account, plus the amount of cash, if any, received in lieu of a fractional share.

Meeting Fees
Current Cash Payment. Meeting fees paid in cash constitute compensation and must be recognized as compensation income by the directors for the taxable year in which they are received.

Deferred Stock Payment. Directors who properly elect to defer receipt of Meeting Fees otherwise payable in cash and receive DSUs should recognize compensation income only on the date on which Meeting Fees are payable to the director upon settlements of the DSUs in shares of Common Stock. In general, the compensation income to be recognized by a director upon distribution of Common Stock upon settlement of DSUs is equal to the fair market value of the shares of Common Stock on the date on which the shares are payable to the director from such account, plus the amount of cash, if any, received in lieu of a fractional share.

Non-statutory Stock Options. A director does not recognize any taxable income for Federal income tax purposes upon receipt of a non-statutory stock option. Upon the exercise of a non-statutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation income received in the year of exercise. If the option price of a non-statutory stock option is paid in whole or in part in shares of Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the non-statutory stock option, determined as of the day of exercise, less the amount of cash, if any, paid upon exercise is generally treated as compensation income received on the date of exercise.

Stock Appreciation Rights. Generally a director would not recognize any taxable income upon receipt of a stock appreciation right. If the stock appreciation right is payable in shares of the Common Stock, the director would recognize compensation income in the year in which the stock appreciation right is exercised, in an amount equal to the fair market value of the Common Stock paid to the director at the time of exercise. If the Company pays cash to a director upon the exercise of a stock appreciation right, the director likely would recognize compensation income in the year in which the stock appreciation right is exercised in an amount equal to the cash paid to the director at the time of exercise.

RSUs. A director generally does not recognize any taxable income upon receipt of RSUs. Any cash and the fair market value of any shares of Common Stock received by a director upon the vesting of RSUs are treated as compensation income received by the participant in the year of receipt.

Restricted Stock. A director would not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares were nontransferable and subject to a substantial risk of forfeiture. However, the director could elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to these restrictions. If this 83(b) election is made, the director will recognize compensation income at the time of the award of the restricted stock even though such shares may remain subject to restrictions on transfer and risks of forfeiture. When the vesting and forfeiture restrictions lapse, no compensation will be includable in gross income. Rather, subsequent appreciation in the value of the stock will be taxed as capital gain or loss upon the sale of such stock. If, however, the stock is forfeited prior to becoming vested, the tax paid in connection with making an 83(b) election is not directly recoverable.

If the director does not make a Section 83(b) election, the fair market value of the shares on the date these restrictions lapse generally is treated as compensation income to the director and is taxable in the year the restrictions lapse.

Disposition of Shares Received. If a director sells shares of Common Stock acquired under the Restated Plan, the difference between the amount realized on the sale and the director’s tax basis in the shares sold generally is taxed as a capital gain or a capital loss, which is long-term or short-term depending on whether the more-than one-year holding period has been satisfied with respect to the shares sold.

The Company. In each instance that an amount is treated as compensation received by a director, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid.

Other Considerations Related to the Restated Plan

By adopting the Restated Plan, the Company is increasing the number of shares available for equity incentives under all of the Company’s equity incentive plans by one hundred fifty thousand (150,000)

shares, which comprises 0.5% of the Company’s outstanding Common Stock as of September 30, 2022. In order to determine the number of shares of Common Stock to be authorized under the Restated Plan, the Governance and Sustainability Committee and the Board considered the needs by the Company for the shares and the potential dilution that awarding the requested shares may have on the existing shareholders. As set forth above in this proxy statement, the Governance and Sustainability Committee consulted Pay Governance, LLC as an independent compensation advisor to assist in this regard.

As of the Record Date, approximately 6,134 shares of Common Stock remained available for future grant under the Initial Plan. The Governance and Sustainability Committee recommended to the Board that 150,000 additional shares be authorized under the Restated Plan.

If the Restated Plan is approved, a total of 156,134 shares will be available for future awards under the Restated Plan. The Board is seeking shareholder approval for the Restated Plan and the pool of shares available under the Restated Plan, which it expects is sufficient for up to approximately four years of awards based upon current stock price levels and the historic rates of awards by the Compensation Committee under the predecessor plans, and if directors choose to defer cash fees into Company stock.

Because the Administrator has discretion in granting awards under the Revised Plan, and the number of shares to be awarded will vary with the stock price, Proposal 2 does not contemplate the amount or timing of specific equity awards in the future as it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. However, because the number of shares reserved under the Revised Plan is relatively small in relation to the total of number of shares outstanding it does not change the overhang or in the Governance and Sustainability Committee view cause dilution in any material way.

In adopting the Revised Plan, the Board also considered the compensation of non-employee directors of the Company’s peer group, the Company’s proxy advisor’s recommendation, the total shareholder return, the fair value transfer and shareholder value transfer, and the burn rate that would result from the Revised Plan. The Board discussed these additional concepts with its independent compensation consultant prior to approving the Revised Plan.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of additional shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including the Company’s ability to attract and retain talent, achievement of performance metrics with respective to certain equity-based awards, the extent of option exercise activity, and others described in the Company’s Form 10-K for the year ended September 30, 2022.

Equity Plan Information

The following table provides information about grants under the Company's equity compensation plans as of September 30, 2022:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	120,475	(1)	$41.70	(2)	4,681,346	(3)
Equity compensation plans not approved by security holders	None		None		None
Total	120,475		$41.70		4,681,346
(1) Includes (1) deferred awards under Director Fee Plans; and (2) outstanding stock options.
(2) Weighted-average exercise price of outstanding stock options included in column (a).
(3) Includes (1) shares reserved under the 2017 Equity Incentive Plan, which provides for the grant or award of stock options, restricted shares, stock-based performance units and certain other types of stock based awards; (2) shares reserved under the Initial Plan, which provides for the grant, award or deferral of stock options, restricted shares, stock-based performance units and certain other types of stock based awards and compensation; and (3) the shares purchased under the Employee Stock Purchase Plan which are purchased in the open market by employees at the fair market value of the Company's stock. The Company provides a matching contribution of 10% of such purchases subject to certain limitations under the Employee Stock Purchase Plan. As the Employee Stock Purchase Plan is an open market purchase plan, it does not have a dilutive effect.

Vote Required

The vote required for approval of Proposal 2 is the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote cast “against” the proposal. The Board of Directors recommends that you vote FOR APPROVAL OF THE AMENDED AND RESTATED 2019 DIRECTOR FEE PLAN. The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2023.

The Audit Committee has determined that it would be desirable as a matter of good corporate practice to request an expression of opinion from the shareholders on the appointment. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present. Abstentions will have the effect of a vote cast “against” the proposal.

If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee; provided, further, however, even if the shareholders do ratify the selection of Ernst & Young LLP, as requested in this Proxy Statement, the Audit Committee reserves the right, at any time, to re-designate and retain a different independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2023.

It is not expected that any representative of Ernst & Young LLP will be present at the Annual Meeting of the Shareholders.

The Board of Directors recommends that you vote FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2023. The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

PROPOSAL 4
ADVISORY (NON-BINDING) VOTE ON THE EXECUTIVE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As described in the Compensation Discussion and Analysis in this Proxy Statement, and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company presents a proposal for an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers on an annual basis. Accordingly, the Company is presenting the following proposal, which gives our shareholders the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the resolution set forth below. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding basis) if the proposal receives the affirmative vote of at least a majority of the shares represented, "in person" or by proxy, at the meeting and entitled to vote, a quorum being present. Abstentions and broker non-votes will have the effect of a vote cast “against” the proposal. Because the vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and implementation of executive compensation programs.
RESOLVED, that the shareholders approve (on a non-binding basis) the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits.”
The Board of Directors recommends that you vote FOR approval (on a non-binding basis) of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits” of this Proxy Statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT. The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

PROPOSAL 5
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the Company is required every six years to seek a non-binding advisory vote regarding the frequency of submission to shareholders of a “Say on Pay” advisory vote, such as Proposal 4. The Dodd-Frank Act specifies that shareholders be given the opportunity to vote on compensation of the Company’s named executive officers either annually, every two years or every three years. Although this vote is advisory and non-binding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting.

Following the most recent advisory vote of shareholders in favor of annual "say on pay" votes in 2017, the Company has held such votes every year. Our Board of Directors recognizes the importance of receiving regular input from our shareholders on important issues such as our executive compensation, and believes that at present it should continue to receive advisory input from our shareholders each year; in addition, market practice is that annual "say on pay" votes are held.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board's recommendation.

While the Company’s compensation policies and procedures are developed with long term objectives in mind, the Board of Directors continues to believe that shareholder votes every year will permit shareholders to continue to express their collective view on approval of compensation on a frequent basis.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR”, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE VOTES THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS. The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

STOCK OWNERSHIP

The Company's Articles of Incorporation divide its voting stock into three (3) classes: Preferred Stock, and Class A and Class B Common Stock. At the present time, no shares of Preferred Stock or Class B Common Stock are issued or outstanding. The following information is furnished with respect to persons who the Company believes, based on its records and filings made with the SEC, beneficially own five percent or more of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management. Those individuals with more than five percent of the Company's Common Stock could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2022, except as otherwise noted.

Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned (1)(2)		Percent of Class	Deferred Stock Compensation Shares (8)
Directors, Officers and Executive Management:
J.C. Bartolacci	345,117		1.1	—
G.S. Babe	43,133		*	5,798
K.E. Dietze	33,407		*	—
T.L. Dunlap	17,659		*	—
L.D. Etzkorn	2,635		*	—
S.D. Gackenbach	64,277		*	—
A. Garcia-Tunon	27,259	(3)	*	27,076
S.F. Nicola	130,988		*	—
M.K. O’Brien	25,599		*	—
D.W. Quigley, Jr. (9)	15,364		*	—
D.A. Schawk	204,608	(4)	*	—
B.D. Walters	41,344		*	—
J.R. Whitaker	18,970		*	8,557
All directors, officers and executive management as a group (19 persons)	1,058,866		3.5	41,431
Others:
BlackRock, Inc. 55 East 52nd Street New York, NY 10005	5,392,078	(5)**	17.7
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	3,416,424	(6)**	11.2
Phoenix Holdings, Ltd. Dereh Hashalom 53 Givatayim, 53454 Israel	1,620,878	(7)**	5.3
* Less than 1%.
** Information as of September 30, 2022, derived from Schedule 13D or 13G filings filed by the beneficial owner.

(1)Any shares that may be beneficially owned within 60 days of November 30, 2022 are included in beneficial ownership. Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Company.
(2)To the best of the Company’s knowledge, the nature of the beneficial ownership for all shares is sole voting and investment power, except as otherwise noted in the footnotes to the table.
(3)Includes 12,109 shares held in the SGT 2021 Family Trust for the benefit of members of Mr. Garcia-Tunon's family for which Mr. Garcia-Tunon serves as trustee.
(4)Includes 35,548 shares held in the Teryl Alyson Schawk 1998 Trust; 51,514 shares held in trusts for the benefit of Mr. Schawk’s children for which Mr. Schawk or his spouse serves as trustee; 117,448 shares held in the David A. Schawk 1998 Trust for which Mr. Schawk serves as trustee with voting and investment power over such shares; 77,395 shares held in trust for the benefit of Mr. Schawk’s niece for which Mr. Schawk serves as custodian with voting and investment power but no pecuniary interest; and 97 shares held as custodian.
(5)Pursuant to that certain Amendment No. 1 to Schedule 13G filed January 27, 2022 by BlackRock, Inc., as parent holding company or control person for certain of its subsidiaries (collectively, the “BlackRock Entities”), the BlackRock Entities have (i) sole voting power with respect to 5,278,669 shares of Class A Common Stock and (ii) sole dispositive power with respect to 5,392,078 shares of Class A Common Stock.
(6)Pursuant to that certain Amendment No. 11 to Schedule 13G filed February 10, 2022 by The Vanguard Group, Inc., as beneficial owner and parent holding company or control person for certain of its subsidiaries (collectively, the “Vanguard Entities”), the Vanguard Entities have (i) shared voting power with respect to 32,199 shares of Class A Common Stock, (ii) sole dispositive power with respect to 3,356,654 shares of Class A Common Stock, and (iii) shared dispositive power with respect to 59,770 shares of Class A Common Stock.
(7)Pursuant to Schedule 13G filed February 1, 2022 by The Phoenix Holdings Ltd., as parent holding company or control person for certain of its subsidiaries (collectively, the “Phoenix Entities”), the Phoenix Entities have (i) shared voting power with respect to 1,620,878 shares of Class A Common Stock and (ii) shared dispositive power with respect to 1,620,878 shares of Class A Common Stock.
(8)Represents shares of Common Stock held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plans, which are excluded from the Number of Class A Shares Beneficially Owned. See the information provided under “General Information Regarding Corporate Governance--Compensation of Directors” in this Proxy Statement.
(9)Mr. Quigley’s term will expire at the Annual Meeting and he will retire from the Board.

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management, which are intended to promote the alignment of the interests of management with the Company’s shareholders. As more fully described under “Compensation Discussion and Analysis” of this Proxy Statement, the guidelines provide for ownership by management of shares of the Company’s Common Stock with a minimum market value ranging up to six times base salary depending upon the individual’s position with the Company. Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.
For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted share units or shares), but does not include outstanding stock options or unvested performance-based restricted share units or shares. Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position. The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock or restricted share units must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs. As of November 30, 2022, all NEOs (as defined below) exceeded the Company’s stock ownership guidelines.

The Company has also adopted guidelines for stock ownership by non-employee directors, which require that each director maintain ownership of shares of the Company’s Common Stock (either directly, through restricted shares or restricted share units issued under the Company’s Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan) with a market value approximating five times the current annual retainer ($90,000). Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director. As of November 30, 2022, all of the directors had met or exceeded the Company’s stock ownership guidelines or are within the reasonable time period for compliance.

EXECUTIVE COMPENSATION AND RETIREMENT BENEFITS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management. Based upon such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022.

                        Submitted by:

                        The Compensation Committee of the Board of
                        Directors of Matthews International Corporation

                        M.K. O’Brien, Chairperson
T.L. Dunlap
                        D.W. Quigley, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Matthews International Corporation’s Named Executive Officers in Fiscal 2022

Joseph C. Bartolacci	President & Chief Executive Officer
Gregory S. Babe	Chief Technology Officer and Group President, Industrial Technologies
Steven D. Gackenbach	Group President, Memorialization
Steven F. Nicola	Chief Financial Officer and Secretary
Brian D. Walters	Executive Vice President and General Counsel

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of three independent directors: Mr. O’Brien (Chairperson), Mr. Dunlap, and Mr. Quigley. Compensation for the Company's Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executives is presented in the Summary Compensation Table.

Executive Summary

Compensation Philosophy and Objectives

Continuous improvement in operating results and the creation of shareholder value are key elements of the compensation philosophy of Matthews. This philosophy serves as the framework for the Company’s executive compensation program. Our program is designed to provide incentive arrangements that reward executives for improvement in the Company’s operating results and appreciation in our stock value.

To underscore the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, our Compensation Committee (referred to throughout this section as the "Committee") has developed incentive arrangements based on rigorous performance standards. Our annual incentive compensation plan rewards executives for the attainment of adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA"), economic value added, and adjusted operating cash flow targets. Adjusted net income is utilized instead of adjusted EBITDA for Corporate participants. For purposes of our annual incentive plan, “economic value added” is the measure of adjusted EBITDA (or adjusted net income for Corporate participants) compared to the cost of the capital utilized to generate this income. Adjusted operating cash flow is defined as adjusted EBITDA less capital expenditures plus/minus changes in working capital. Our long-term incentive plan awards in fiscal 2022 rewards participants for the achievement of earnings per share targets and return on invested capital value (“ROIC”).

The principal objectives of the Company’s executive compensation program for the Company’s named executive officers ("NEOs") and other executive officers, are to:
•Attract, retain and motivate highly qualified executives;
•Reward continuous improvement in operating results and the creation of shareholder value; and
•Align the interests of the Company’s executives with our shareholders.

The Company seeks to accomplish these objectives by maintaining a compensation philosophy that emphasizes rigorous performance-based programs. The foundation of its philosophy is to:
•Emphasize rigorous performance-based compensation elements in our pay mix while providing total compensation opportunities commensurate with market levels;
•Provide retirement and health benefits that are competitive with market levels; and
•De-emphasize the use of perquisites, except for business purposes.

Our compensation philosophy targets the market median for all elements of compensation.

Response to 2022 Say on Pay Vote and Investor Engagement Efforts
At the Company’s annual meeting held in February 2022, approximately 90% of votes cast were in support of the compensation of our NEOs. Given this level of support, the Committee is satisfied that the Company’s executive compensation programs appropriately link our executive compensation to the performance of the Company and reflect contemporary practices. The Committee remains committed to routinely reviewing and updating our executive compensation program as appropriate.

In addition, the Committee routinely evaluates responses from the Company’s annual outreach efforts with its largest shareholders and deemed that the current executive compensation design aligns with the expectations of our shareholders. No critical feedback was received from shareholders that suggest the Committee needs to revise the design of a particular compensation policy or practice. Therefore, based on the results of our latest Say-on-Pay vote and feedback from investors, the Committee maintained its core executive compensation design. A summary of our executive compensation program for fiscal 2022 is included in the table below.

Executive Compensation Elements for Fiscal 2022

Our executive compensation program is comprised of the following key elements. Each is designed to meet the objectives of our executive compensation program as established by the Committee:

Compensation Element	Form and Key Characteristics	Description and Performance Metrics
Base Salary	- Fixed cash component - Reviewed annually and adjusted as appropriate	- Positioned competitively to attract and retain executive talent - Considers scope and complexity of the role as well as individual performance and experience
Annual Incentive Compensation	- Variable cash compensation component - Performance-based opportunity
Executives other than SGK Brand Solutions:
     - 40% weighting assigned to adjusted net income (corporate executives) or adjusted EBITDA (business unit executives)
     - 40% weighting assigned to economic value added (defined above)
     - 20% weighting assigned to adjusted operating cash flow
SGK Brand Solutions executives: 80% weighting assigned to adjusted EBITDA and 20% weighting assigned to adjusted operating cash flow

Long-Term Incentive Compensation	- Variable equity-based compensation component - 60% performance units - 40% time-based units
Executives other than Mr. Babe:
- Performance units earned at the end of the three-year performance period:
     - Upon the attainment of pre-established adjusted earnings per share
     - Upon the attainment of ROIC Goals
- Time-based units vest 100% on the third anniversary of the grant
Mr. Babe:
- Performance units earned at the end of the five-year performance period based upon the attainment of pre-established cumulative adjusted EBITDA target for energy business
- Time-based units vest 100% on the third anniversary of the grant

Change in Control Severance Policy	- Compensation and benefit continuation in the event of involuntary or good reason termination and a change in control of the Company (“double trigger”)	- Cash severance equal to 2 times base salary and target bonus - Acceleration of unvested or unearned equity awards - Health care benefit continuation over the severance period (2 years)

Executive Compensation Governance Practices

The following executive compensation practices and policies have been adopted by the Committee to ensure sound corporate governance and alignment of the interests of executives and the Company’s shareholders. Many of these policies and practices have been adopted to discourage excessive risk-taking by our executive team.

What We Do:

✓	Designate a non-executive board chair to provide effective independent board leadership and oversight of management
✓	Review risks associated with our compensation arrangements and adopt mitigating features, practices, and policies
✓	Engage in a rigorous CEO performance evaluation process
✓	Employ shareholder-value creating metrics and challenging targets such as adjusted EBITDA, adjusted net income, economic value added and operating cash flow in our annual incentive plan, and earnings per share and return on invested capital within our long-term incentive plan
✓	Cap annual and long-term incentive payouts
✓	Maintain significant stock ownership guidelines for both executives and directors
✓	Require both a qualified change in control and termination of employment (“Double Trigger”) in order to receive cash severance benefits and for unvested equity awards to accelerate
✓	Maintain a “clawback” policy that provides for the recoupment of incentive awards under certain conditions in the event of a financial restatement
✓	Retain an independent compensation consultant who regularly provides advice to the compensation committee on matters pertaining to executive compensation

What We Don’t Do:

✗	Enter into individual employment contracts with our executives, except in an instance where an agreement is assumed, or is necessary, as part of an acquisition
✗	Allow hedging or pledging of the Company's common stock
✗	Provide excise tax gross-ups related to change in control terminations
✗	Allow repricing or exchanging of stock options or other equity awards without shareholder approval
✗	Provide excessive perquisites and tax gross-up perquisites

COVID-19 impact

The Committee made no adjustments to executive compensation for fiscal 2022 as a result of COVID-19.

CEO Compensation Decisions for Fiscal 2022

As shown in the Summary Compensation Table, total compensation for Mr. Bartolacci declined 8.7% for fiscal 2022. Despite the challenging conditions of the pandemic and the global economy, the Committee emphasized the importance of remaining consistent with the Company’s executive compensation philosophies, which target base salaries at market median levels and reward executives for performance against pre-established targets and creation of shareholder value. As noted in the pie chart on page 41, variable, at-risk compensation accounted for 83% of our CEO’s target compensation.

Key performance indicators considered by the Committee in November 2021 in determining Mr. Bartolacci’s compensation for fiscal 2022 were as follows:
•The Company reported record consolidated sales in fiscal year 2021, representing growth of 11.5% over fiscal year 2020;
•The Company generated significant operating cash flow in fiscal year 2021 (second highest fiscal year in the Company’s history);
•Adjusted EBITDA significantly increased in fiscal year 2021, which also exceeded fiscal year 2019 (pre-pandemic);
•The Company’s net leverage ratio was reduced to 3.1 at September 30, 2021; and
•The Company’s stock price increased over 50% during fiscal year 2021.

In consideration of the Committee’s executive compensation philosophy and these performance factors, the Committee approved the following compensation changes.
•Base Salary: Mr. Bartolacci’s base salary for calendar 2022 was increased 3% to approximate the market median.
•Annual Incentive Compensation: Target annual incentive compensation for Mr. Bartolacci was set at the market median. Based on the Company’s fiscal 2022 operating results (as noted above), Mr. Bartolacci achieved 119% of target annual incentive compensation based upon performance against pre-established adjusted net income, economic value added and operating cash flow performance goals (see Annual Incentive Compensation below).
•Long-Term Incentive Compensation: Mr. Bartolacci received an annual equity award for fiscal year 2022 equal to $3,819,500 to approximate the market median.
•Change in Pension Value: The Company terminated its non-qualified Supplemental Retirement Plan ("SERP") and the Company’s principal defined benefit retirement plan ("DB Plan"), both of which Mr. Bartolacci was a participant. As a result, he received no compensation under the Change in Pension Value shown in the Summary Compensation Table for fiscal 2022.

In addition, as shown in the table on page 45, Mr. Bartolacci forfeited equity awards in November 2022 and November 2021 with original grant date values of $1,567,399 and $1,650,444, respectively. As further emphasis on the Committee’s philosophy to align long-term incentive compensation with the Company’s performance, the actual realized portion of the performance-based long-term incentive compensation awards that were granted over the past five years for the Company's CEO was 53.2% (see table on page 45).

Fiscal 2022 Target Compensation Mix

The pie charts below show the mix of target compensation provided to our CEO and other NEOs in fiscal 2022. Variable, at-risk compensation accounted for 83% of our CEO’s target compensation and 80% of our other NEOs compensation on average.

Compensation Committee Administration

The principal function of the Compensation Committee is to review the Company’s compensation and benefit programs, including executive compensation and benefits, to ensure that total compensation is appropriate, competitive and consistent with the Company’s compensation philosophy. In performing its duties, the Compensation Committee consults with the Company’s CEO, the Company’s Human Resources Leadership and various independent external advisors. In fiscal 2022, the Compensation Committee consulted principally with Pay Governance, LLC, an independent executive compensation consulting firm. Pay Governance, LLC does not perform any other services for the Company and reports directly to the Compensation Committee. The Compensation Committee has full authority to retain external advisors, consultants and agents, as necessary, in the fulfillment of its responsibilities. The Compensation Committee reviews the performance and the fees of the independent consultant each year and determines whether to retain such consultant for the upcoming year.

Among its other duties, the Compensation Committee has responsibility for setting executive base salary levels and administering the terms and policies of the following key executive benefit plans:
•2015 Incentive Compensation Plan;
•Amended and Restated 2017 Equity Incentive Plan; and
•Management Deferred Compensation Plan ("MDCP").

In general, the Compensation Committee’s desire to align the Company's executive compensation program with market levels drives the allocation between short-term and long-term compensation, as well as cash and equity components. The Compensation Committee believes that the level of compensation provided to an executive should be based on success against pre-established performance goals that drive the creation of shareholder value. To achieve this objective, the Company has built its current annual cash incentive plan based on achievement of adjusted EBITDA, economic value-added and operating cash flow targets. For the long-term plan, the Compensation Committee generally provided equity awards in fiscal 2022

(November 2021) and fiscal 2023 (November 2022) with vesting provisions dependent on time and service (40%) and the achievement of adjusted earnings per share (30%) and return on invested capital (30%) targets. The Company has no formal policy regarding the allocation of variable and fixed compensation for its NEOs.

The Compensation Committee has considered whether its executive compensation program promotes risk taking at levels that are unacceptable to the Company. The Compensation Committee considered the following factors related to risk:
•Compensation philosophy that targets salaries and incentives at the market median;
•Annual incentive design that caps maximum awards for the achievement of adjusted EBITDA and economic value-added targets reflective of the Company’s business plan;
•Long-term incentives with financial performance and time-based vesting criteria;
•Stock ownership guidelines; and
•Incentive compensation recoupment policy.

The Compensation Committee believes that the above factors as well as the overall executive compensation design, policies and mix of compensation serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Compensation Committee makes decisions regarding executive compensation with input from its independent consultant. When making decisions regarding compensation for the CEO, the Compensation Committee has a process in which it considers comparative market data provided by its independent consultant and the CEO’s performance assessment prepared by the Company’s Board of Directors. When making decisions regarding compensation for executives other than the CEO, the Compensation Committee considers comparative market data and seeks input and evaluates recommendations from the CEO. In order to obtain comparative market data for evaluating executive compensation, the Company, through its independent consultant, utilizes compensation data published by Willis Towers Watson. The Company targets industrial and manufacturing companies of similar size, complexity, employment region and performance in developing this set of comparative data. Because data sample sizes for these types of companies may not be sufficient, the Company supplements such data with broader and more general industry data to develop its market data.

In evaluating compensation for fiscal 2022, the Compensation Committee’s independent consultant developed a group of peer companies to make assessments of market compensation and to determine the alignment of compensation earned relative to Company and peer performance. The peer group targeted industrial/manufacturing companies of similar size, complexity, employment region and performance. The peer group of companies used in evaluating compensation (“Peer Group”) for 2022 was:

Barnes Group Inc.	Deluxe Corp.	EnPro Industries Inc.
Graco Inc.	Hillenbrand Inc.	ICF International, Inc.
John Wiley & Sons, Inc.	Kaman Corporation	Mativ Holdings, Inc.
Minerals Technologies Inc.	MSA Safety Incorporated	Moog, Inc.
Service Corp. International	Stagwell, Inc.	Standex International Corp.
Teledyne Technologies, Inc.	TriMas Corporation	Woodward, Inc.

For calendar 2023, the Committee approved the removal of Teledyne Technologies, Inc. (size) and the addition of two industrial companies: Altra Industrial Motion Corp. and Columbus McKinnon Corporation.

The Compensation Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized equity compensation gains, in its decisions to increase or decrease compensation in the current year. The Compensation Committee believes that this would not be in the best interest of retaining and motivating the executive.

Pay-for-Performance Alignment

The Compensation Committee believes there are different ways of assessing whether compensation paid to executives aligns with the performance of the Company. For the Compensation Committee’s consideration in understanding the Company’s pay-for-performance alignment, the Compensation Committee’s compensation consultant examined the relationship of the Company's CEO’s realizable compensation and the Company’s performance relative to the CEO compensation and performance of the Peer Group. Performance was defined as the relative ranking of the following four performance metrics:
•Net sales growth;
•Return on invested capital;
•Growth in earnings before interest, taxes, depreciation and amortization (EBITDA); and
•Total shareholder return (stock price appreciation plus dividends).

The consultant evaluated each performance metric independently relative to the Peer Group for the three-year period 2019 through 2021, and the five-year period 2017 through 2021. The relative ranking of each performance metric was averaged to form a composite ranking. The Company’s relative composite performance ranking was aligned with the Peer Group as follows:
•2019 through 2021: 27th percentile
•2017 through 2021: 23rd percentile

For the three-year period 2019 through 2021, the CEO’s three-year realizable compensation relative to the Peer Group ranked at the 50th percentile while the Company’s performance composite ranked at the 27th percentile of the Peer Group. Realizable compensation includes base salary, actual bonuses paid, the intrinsic value of equity awards at the fiscal year-end 2021 stock price and performance shares earned or expected to be earned.

For the five-year period 2017 through 2021, the CEO’s five-year realizable compensation relative to Peer Group ranked at the 26th percentile while the Company’s performance composite ranked at the 23rd percentile of the Peer Group.

Pay-for-Performance Alignment
100%
75%
50%
25%
0%
Relative Realizable Compensation Percentile
Three-Year Realizable Compensation
Five-Year Realizable Compensation
0%
25%
50%
75%
100%
Composite Performance Percentile

The Compensation Committee evaluated this information and concluded that the Company’s relative performance was aligned with the relative realizable value of compensation paid to the CEO on a three-year and five-year basis.

As further emphasis on the Compensation Committee’s philosophy to align long-term incentive compensation with the Company’s performance, below is a table which reflects, as of November 30, 2022, the actual realized portion of the performance-based long-term incentive compensation awards that were granted over the past five fiscal years for the Company's CEO:

Grant Date (Fiscal Year)	Performance Measure	Grant Value	Grant Date Stock Price	Vesting Thresholds			Percent of Shares Earned	Expiration Date	Forfeited Share Value (1)
2018	Non-GAAP EPS	$802,265	$57.050	$3.89	$4.20	$4.54	33.3%	2021	$641,813
2018	Stock Price	$751,220	$57.050	$59.91	$65.61	$71.32	33.3%	2023	$641,813
2019	Non-GAAP EPS	$862,248	$42.205	$4.33	$4.72	$5.42	—%	2022	$862,248
2019	ROIC	$862,248	$42.205	12%	14%	16%	114.7%	2022	—
2020	Non-GAAP EPS	$925,586	$35.290	$3.62	$3.94	$4.53	—%	2023	$925,586
2020	ROIC	$925,551	$35.290	12%	14%	16%	172.2%	2023	—
2021	Stock Price	$909,883	$26.860	20%	40%	60%	200.0%	2024	—
2021	ROIC	$909,883	$26.860	10%	12%	14%	—%	2024	—
2022	Non-GAAP EPS	$1,145,850	$38.195	$3.28	$3.44	$3.63	—%	2025	—
2022	ROIC	$1,145,850	$38.195	10%	12%	14%	—%	2025	—
	Total						53.2%
(1) The forfeited share value represents the number of shares/RSUs forfeited multiplied by the grant date stock price. The fiscal 2018 EPS shares were forfeited in November 2020. The fiscal 2019 EPS RSUs were forfeited in November 2021. The fiscal 2020 EPS RSUs and fiscal 2018 stock price shares were forfeited in November 2022.

The unvested restricted shares/RSUs awarded in fiscal 2018, fiscal 2019 and fiscal 2020 subject to the non-GAAP EPS performance measure and the unvested restricted shares awarded in fiscal 2018 subject to the stock price performance measure have expired and, accordingly, were forfeited.

Base Salaries

The Compensation Committee determines and approves the base salaries of the Company’s executives, including the CEO, and considers recommendations from the CEO with respect to the other executives. The Compensation Committee employs the same principles that are applied in developing the base salaries of all employees. Base salary ranges are determined for each executive position based on their level, responsibilities and complexity using the 50th percentile survey data for similar positions at comparable companies. A base salary market median amount is determined for each position based on this competitive data and ranges are established to provide that the Company’s salary levels are managed between 80% and 120% of such market median.

In determining base salary adjustments for each executive, the Compensation Committee considers the individual’s performance evaluation, the level of responsibility for the position, an individual’s current base salary in relation to market median and industry competition for executive talent. As discussed earlier, the Compensation Committee’s philosophy is to target fixed base salaries at the median of market levels. On this basis, base salaries were increased for calendar 2022 as shown in the following table. As a result of these adjustments, the calendar 2022 base salaries of each NEO approximated market median.

NEO	Percent Increase
Mr. Bartolacci	3.0%
Mr. Babe	3.0%
Mr. Gackenbach	3.75%
Mr. Nicola	3.0%
Mr. Walters	3.0%

Executives are also subject to an annual individual performance evaluation. The evaluations are designed to rate each executive on various criteria, both objective and subjective, including the areas of leadership, technical expertise, initiative, judgment and personal development. An overall rating is assessed to each individual from these evaluations and is an important element in determining annual adjustments to base salaries. The rating levels include: Surpassed (highest rating), Achieved, and Progressed/Missed (lowest rating). The Compensation Committee conducts an evaluation of the CEO’s performance and the CEO conducts an evaluation of each executive officer’s performance. Each of the NEOs was rated at either the Surpassed or Achieved level.

Annual Incentive Compensation

The Company’s 2015 Incentive Compensation Plan (the “2015 Incentive Plan”) covers the annual incentive compensation to be paid to key managers of the Company, including the NEOs. The 2015 Incentive Plan provides an incentive arrangement based on the achievement of annual goals reflective of the Company’s business plan. The objective of the program is to promote the Company’s goal of increasing shareholder value. The Company believes that three of the key elements in the creation of shareholder value are:
•growth in adjusted EBITDA;
•improvement in adjusted EBITDA greater than the cost of the capital utilized to generate this adjusted EBITDA (referred to as “economic value added”); and
•strong operating cash flow generation.

Accordingly, the annual incentive plan for fiscal 2022 was designed to motivate management to achieve levels of adjusted EBITDA, economic value added, and operating cash flow reflective of the Company’s business plan.

Designated managers within each of the Company’s business segments participate in the incentive program for their respective business unit. For fiscal 2022, incentive compensation for these participants (except the SGK Brand Solutions segment) was calculated based on the achievement of adjusted EBITDA, economic value added, and adjusted operating cash flow targets established for their individual business unit. Economic value added for business units is defined as the unit’s adjusted EBITDA less its cost of capital (cost of capital is determined based on a pre-tax rate of 12% multiplied by net controllable assets, which is estimated to exceed the Company's weighted average pre-tax cost of capital). Adjusted operating cash flow for business units for the purposes of incentive compensation is defined as adjusted EBITDA less capital expenditures plus/minus changes in working capital. Incentive compensation for SGK Brand Solutions participants was calculated based on the achievement of adjusted EBITDA and operating cash flow targets for this business unit.

Incentive compensation for corporate executives was calculated based on the achievement of pre-established targets for adjusted net income, economic value added, and adjusted operating cash flow performance of the Company on a consolidated basis. Corporate economic value added is defined as the Company’s adjusted net income less its after-tax cost of capital (with cost of capital based on an after-tax rate of 8%, which is estimated to approximate the Company’s weighted average after-tax cost of capital).

Adjusted EBITDA (adjusted net income for Corporate participants), economic value added, and adjusted operating cash flow targets are established at the beginning of the fiscal year by the Committee. In determining these targets for fiscal 2022, the Committee considered the long-term growth objectives of the Company; fiscal 2022 operating budgets approved by the Company’s Board of Directors; and current economic, industry and competitive market conditions.

Fiscal 2022 performance targets established for the respective business units of the NEO’s were as follows:

(Amounts in thousands)	Adjusted Net Income/EBITDA	Economic Value Added	Operating Cash Flow
Corporate	$92,380	$39,660	$137,134
IRP *	42,035	27,658	11,521
Memorialization (excl. Environmental Solutions)	126,466	54,386	107,106
* Innovative Rollers and Print (“IRP”) represents the Surfaces and Engineering businesses within the Industrial Technologies segment and the Saueressig Packaging and Merchandising Print businesses within the SGK Brand Solutions segment.

Corporate amounts (Mr. Bartolacci, Mr. Nicola and Mr. Walters are participants) were based on consolidated adjusted net income, economic value added, and adjusted operating cash flow of the Company. The adjusted net income target for fiscal 2022 represented an increase of 8.1% over the fiscal 2021 target of $85.5 million. IRP amounts (Mr. Babe) were based on the adjusted EBITDA, economic value added, and adjusted operating cash flow for these businesses. Memorialization amounts (Mr. Gackenbach) were based on the adjusted EBITDA, economic value added and adjusted operating cash flow of this segment excluding the Environmental Solutions business.

The attainment of target performance levels results in an earned incentive equivalent to the participant’s target incentive amount (discussed below). No incentive amounts are earned for operating results that do not achieve the defined minimum performance levels. Incentive amounts cannot exceed the defined maximum percentage of the participant’s target incentive amount. Earned incentive percentages are interpolated within the ranges.

For the NEOs for fiscal 2022, 40% of the participant’s target annual incentive compensation opportunity was based on the achievement of adjusted EBITDA targets (adjusted net income for Corporate participants), 40% was based on the achievement of economic value added targets, and the remaining 20% was based on the achievement of adjusted operating cash flow targets. To better align business unit performance with the Company’s consolidated objectives, 35% and 25% of the annual incentive compensation opportunities for Mr. Babe and Mr. Gackenbach, respectively, were based on the achievement of the Company’s consolidated results.

The target incentive amount is expressed as a percentage of the participant’s base salary and based upon the executive’s position and the industry recommended percentage target for the position as provided to the Company by Pay Governance, LLC. Target, minimum and maximum incentive award opportunities for the CEO and other NEOs are included in the table below.

Named Executive Officer	Target Incentive Award as a Percent of Base Salary	Minimum Incentive Award as a Percent of Base Salary	Maximum Incentive Award as a Percent of Base Salary
J.C. Bartolacci	100%	50%	200%
Mr. Babe	60%	30%	120%
Mr. Gackenbach	55%	27.5%	110%
Mr. Nicola	70%	35%	140%
Mr. Walters	55%	27.5%	110%

Actual results for fiscal 2022 compared to target levels were as follows. Adjusted EBITDA and adjusted net income amounts reflected the following adjustments as pre-approved by the Committee: acquisition-related costs, restructuring costs, ERP implementation costs, intangible amortization expense, and certain other non-GAAP adjustments as presented in the Company’s quarterly and annual earnings reports.

Corporate

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Adjusted net income	$90,363	$92,380	89%	40%	36%
Economic value added	41,283	39,660	108%	40%	43%
Operating cash flow	192,205	137,134	200%	20%	40%
Total					119%

IRP

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Adjusted EBITDA	$32,166	$42,035	54%	40%	22%
Economic value added	13,079	27,658	41%	40%	16%
Operating cash flow	6,253	11,521	100%	20%	20%
Total					58%

Memorialization (excluding Environmental Solutions)

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Adjusted EBITDA	$155,194	$126,466	200%	40%	80%
Economic value added	80,956	54,386	198%	40%	79%
Operating cash flow	90,680	107,106	23%	20%	5%
Total					164%

Based on actual results, the calculations of the earned incentive amounts were as follows:

Named Executive Officer	Base Salary	Target Incentive	Target Incentive Amount	Earned Incentive	Earned Incentive Amount
J.C. Bartolacci	$977,058	100%	$977,058	119%	$1,161,820
Mr. Babe	486,000	60%	291,600	58%	230,857
Mr. Gackenbach	456,500	55%	251,075	164%	382,989
Mr. Nicola	579,500	70%	405,650	119%	482,358
Mr. Walters	413,500	55%	227,425	119%	270,431
Note: 35% and 25% of the target incentive amounts for Mr. Babe and Mr. Gackenbach, respectively, were based on the achievement of the Corporate results.

Incentive amounts are subject to reduction at the discretion of the Compensation Committee based on the performance of the NEO relative to pre-established, quantifiable personal goals. Each incentive compensation plan participant develops personal goals, which are subject to review and approval by the business unit President or CEO, as appropriate. The personal goals of the CEO are reviewed and approved by the Compensation Committee. The Compensation Committee may use discretion to decrease calculated awards based on the participant’s performance relative to the quantifiable individual goals. No such adjustments were made in fiscal 2022.

Long-Term Incentive Compensation

Long-term incentive compensation for fiscal 2022 was provided to key managers and executives under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Equity Plan”). The Equity Plan is an equity compensation plan designed to directly align the interests of employees with the Company’s shareholders. The plan is intended to encourage eligible employees to increase their efforts to make the Company more successful, to provide an additional inducement for such employees to remain with the Company, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company.

Under the Equity Plan, equity grants can be made in the form of:
•Stock options;
•Restricted share awards;
•Restricted share units (including performance-based share units);
•Stock appreciation rights; and
•Other stock-based awards.

Beginning in November 2018 (fiscal 2019), the awards were issued in the form of restricted share units with time and performance vesting provisions.

The Compensation Committee believes that the use of stock-based compensation provides a strong link in aligning the interests of management with the Company’s shareholders by incentivizing shareholder value creation. In keeping with the Compensation Committee’s philosophy of providing performance-based incentives, the restricted share units awarded in November 2021, except for Mr. Babe, generally contained performance-vesting provisions for 60% of the units granted. Further, in order to enhance the Company’s retention objectives, the remaining 40% of the units granted contain a time-vesting feature in which such units vest three years from the grant date subject to continued employment of the executive by the Company.

For the November 2021 grant, except for Mr. Babe, the Company established the following two criteria for the performance-vesting units, to be measured three years following the grant of the award:
•One-half (50%) of the performance-vesting units (i.e., 30% of the overall award) are based upon the attainment of adjusted earnings per share targets of $3.44, $3.28, and $3.63, respectively, to earn 100%, 50% and 200% of the award; and
•One-half (50%) of the performance-vesting units (i.e., 30% of the overall award) are based upon the attainment of return on invested capital of 12%, 10%, and 14%, respectively, to earn 100%, 50% and 200% of the award. For this measurement, return on invested capital is determined based on consolidated adjusted EBITDA divided by average invested capital (net debt plus shareholders' equity) of the Company. The Committee established the minimum threshold ROIC goal of 10% to exceed the Company’s estimated cost of capital.

For Mr. Babe, fiscal 2022 awards were made under a separate program that contains performance-vesting provisions related to the Company’s energy solutions business for 65% of the units granted, with the remaining 35% of the units granted containing a time-vesting feature in which such units vest three years from the grant date subject to continued employment. For the performance-based awards, the Company established a cumulative adjusted EBITDA target specifically for the Company’s energy storage solutions business to be measured five years following the grant of the award. 10% of the award will be earned upon the attainment of $150 million cumulative adjusted EBITDA for the five-year period ended September 30, 2026 and 100% of the award (maximum) will be earned upon the attainment of $300 million cumulative adjusted EBITDA for the five-year period ended September 30, 2026. Actual earned awards will be interpolated within this range.

For the November 2021 grant, the Committee awarded additional time-vesting units to several key executives for the purpose of incentivizing retention for a three-year period. The NEOs that received this additional award included Mr. Gackenbach, Mr. Nicola, and Mr. Walters.

For the November 2022 grant, the Company established the following two criteria for the performance-vesting units, to be measured three years following the grant of the award:
•One-half (50%) of the performance-vesting units (i.e., 30% of the overall award) are based upon the attainment of adjusted earnings per share targets of $3.43, $3.15, and $3.83, respectively, to earn 100%, 50% and 200% of the award; and
•One-half (50%) of the performance-vesting units (i.e., 30% of the overall award) are based upon the attainment of return on invested capital of 12%, 10%, and 14%, respectively, to earn 100%, 50% and 200% of the award. For this measurement, return on invested capital is determined based on consolidated adjusted EBITDA divided by average invested capital (net debt plus shareholders' equity) of the Company.

Every year, the Compensation Committee determines individual grant levels through consultation with the independent compensation advisor. The Compensation Committee is provided grant guidelines by Pay Governance, LLC, which provide recommended grant award ranges based on current market thresholds.

For the November 2021 awards, the target level of grants represented the market median (50th percentile). The relative recommended grant ranges have been developed such that the minimum of the range is set at 20% below the market median and the maximum of the range is set at 20% above the market median.

Grant recommendations are developed using a valuation model consistent with accounting policies for stock-based compensation and is based on the fair market value of the Company’s common stock on the dates of grant. Grants to executive officers are generally made only once a year in the Company’s first fiscal quarter (usually at the November meeting of the Compensation Committee), except for new hires and promotions. The Company does not time the release of material non-public information around the granting of equity compensation awards.

The minimum vesting period, in general, for all restricted share units (time and performance-based) is three years. Restricted share units may also vest under certain change-in-control circumstances, subject to double-trigger change-in-control provisions which require a change in control and involuntary or good reason employment termination (see “Employment and Severance Agreements” below).

The minimum holding periods for vested restricted share awards are governed by the Company’s stock ownership guidelines, which provides that at least 50% of the after-tax shares realized upon vesting of restricted stock must be retained until the ownership guideline is met.

Dividends are not paid on unvested restricted shares. Dividends associated with unvested restricted shares only become payable if and upon the vesting of the restricted shares. Accordingly, dividends will not be paid if the restricted shares do not become vested and are instead forfeited.

Adjustments or Recovery of Prior Compensation

The Sarbanes-Oxley Act of 2002 requires the CEO and Chief Financial Officer to reimburse the Company for any awards received following the release of financial results that subsequently require an accounting restatement due to noncompliance with a material financial reporting requirement as a result of misconduct.

Additionally, the Company's equity- and cash-based compensation plans permit it to clawback compensation paid by the Company to participants, including executive officers and directors, if they engage in specified activities. For example, our 2015 Incentive Plan has a recoupment provision under which the Compensation Committee has the discretion to adjust for the recovery of previously paid awards from any participant, where appropriate, in the event of restatement of prior financial statements. No such adjustments have been necessary under these provisions. The 2015 Incentive Plan and the Equity Plan also provide the Compensation Committee with the discretion over the three-year period following the grant of awards to cancel, suspend or require repayment to the Company of outstanding awards if the participant (i) competes with the Company or its subsidiaries, (ii) violates solicitation provisions with customers or employees, or (iii) defames or disparages the Company, its subsidiaries or certain related persons.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers and business unit management in order to support a culture of ownership among the management team. The Compensation Committee believes significant ownership levels will provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. The ownership guidelines are expressed as a multiple of base salary and are as follows:

Position	Minimum Equivalent Stock Value
Chief Executive Officer	6 times base salary
Chief Financial Officer	5 times base salary
Group Presidents	4 times base salary
Other Officers and Executive Management of the Registrant	3 times base salary
Vice Presidents	2 times base salary
Director level and other managers eligible for equity compensation and other incentive compensation plan participants	Annual base salary

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Company's Employee Stock Purchase Plan and time-vesting restricted share units or shares) but does not include outstanding stock options or unvested performance-based restricted share units or shares. Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position. The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock or restricted share units must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs.

As of November 30, 2022, all NEOs exceeded the Company’s stock ownership guidelines.

Anti-Hedging Policy

The Company prohibits its directors, executive officers and employees from hedging its ownership of the Company’s stock, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds related to Company stock or debt. Directors, executive officers and employees are prohibited from purchasing the Company’s stock on margin, borrowing against the Company’s stock held in a margin account, or pledging the Company’s stock as collateral for a loan.

Retirement Benefits

Retirement benefits were generally provided to executives under the Company’s DB Plan and in some cases, the SERP or Officers Retirement Restoration Plan (“ORRP”). In fiscal 2021, the Board of Directors approved the terminations of the Company’s DB Plan, SERP, and ORRP. Of the NEOs, Mr. Bartolacci and Mr. Nicola participated in the Company's DB Plan and SERP. Mr. Babe, Mr. Gackenbach, and Mr. Walters were participants in the Company's DB Plan and ORRP.

Beginning October 1, 2021, in addition to participation in the Company’s 401k plan, all executives are eligible to participate in the Management Deferred Compensation Plan ("MDCP”). The MDCP provides participants an opportunity to defer compensation. The MDCP is an unfunded plan and participant account balances are unsecured obligations of the Company. Under the MDCP, participants may defer up to 75% of their base salary and 100% of their commissions and bonuses. The MDCP also provides for the Company to make discretionary contributions to the participants.

Other Compensation

The Company generally provides all domestic employees with the following:
•401(k) plan;
•Employee stock purchase plan;
•Health and dental coverage;
•Company-paid term life insurance;
•Disability insurance;
•Educational assistance; and
•Paid time off (vacations and holidays).

These benefits are designed to be competitive with overall market practices. Educational assistance for dependent children is also provided to any employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university. Educational assistance is limited to $1,200 for each semester and $2,400 annually.

The Company provides executives with other benefits, reflected in the “All Other Compensation” column in the Summary Compensation Table, which the Committee considers reasonable, competitive and consistent with the Company’s compensation philosophy. These benefits included supplemental life insurance coverage, costs associated with personal use of a vehicle and, in certain circumstances, club dues. Effective October 1, 2022, the Committee eliminated personal use of a vehicle and club dues benefits for executives.

Employment and Severance Agreements

None of the NEOs have employment or severance agreements.

The Company’s executive management, including the NEOs, are parties to change-in-control agreements with the Company. These agreements provide certain benefits upon a change in control of the Company provided that, upon a change-in-control, the executive’s employment is terminated involuntarily or for good reason (“double-trigger”). Upon such double-trigger, the executive (including the CEO) is generally entitled to two times his or her base salary and target bonus, and accelerated vesting of awards under the long-term incentive plan. See "Potential Payments upon Termination or Change in Control - Restricted Stock" below.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, (“Section 162(m)”) disallows federal income tax deductions for compensation paid to the Chief Executive Officer, Chief Financial Officer, any of the other three most highly compensated executives and certain former NEOs in excess of $1 million in any taxable year, subject to certain exceptions. Section 162(m) was amended on December 22, 2017 by the “Tax Cuts and Jobs Act”. Under the Tax Cuts and Jobs Act, the exception under Section 162(m) for performance-based compensation is no longer available. The amendment to Section 162(m) applies to remuneration paid by the Company in taxable years beginning after December 31, 2017, except for remuneration which is provided pursuant to a written binding contract that was in effect on November 2, 2017 and which was not modified in any material respect on or after such date.

Annual Compensation of the Named Executive Officers

The table below summarizes the compensation for fiscal 2022, 2021 and 2020 earned by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers as of September 30, 2022. These individuals are sometimes referred to in this Proxy Statement as the “named executive officers”, or the “NEOs”.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Plan Compensation (4)	All Other Compensation (5)	Total
Joseph C. Bartolacci Director, President and Chief Executive Officer	2022	$1,006,975	$—	$3,819,500	$1,161,820	$—	$195,070	$6,183,365
	2021	943,592	—	3,639,530	1,815,715	284,123	130,344	6,813,304
	2020	921,600	—	2,847,903	747,255	1,864,250	196,859	6,577,867
Gregory S. Babe Chief Technology Officer and Group President, Industrial Technologies	2022	500,923	—	2,578,163	230,857	—	54,267	3,364,210
	2021	469,442	—	577,490	281,574	—	46,827	1,375,333
	2020	458,346	—	458,770	222,971	—	103,586	1,243,673
Steven D. Gackenbach Group President, Memorialization	2022	469,615	—	1,111,475	382,989	—	60,016	2,024,095
	2021	437,712	—	577,490	478,803	49,290	43,471	1,586,766
	2020	427,654	—	458,770	340,811	228,493	72,139	1,527,867
Steven F. Nicola Chief Financial Officer and Secretary	2022	597,212	—	1,680,580	482,358	—	79,123	2,839,273
	2021	559,539	—	1,017,994	753,677	179,650	56,972	2,567,832
	2020	546,577	—	868,135	310,191	1,009,743	103,729	2,838,375
Brian D. Walters Executive Vice President and General Counsel	2022	426,173	—	1,073,280	270,431	—	51,170	1,821,054
	2021	399,346	—	577,490	422,703	—	30,843	1,430,382
	2020	388,885	—	458,770	158,089	256,732	53,631	1,316,107

(1)    For the fiscal years ended September 30, 2022, 2021 and 2020.
(2)    Amounts in this column reflect the grant date fair value of awards of restricted shares/units of the Company’s Common Stock granted during fiscal 2022, 2021 and 2020 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of restricted share units during fiscal 2022, see the Grants of Plan-Based Awards table below. Performance-based shares that were forfeited in fiscal 2022 were as follows: 11,833 for Mr. Bartolacci, 1,450 for Mr. Babe, 1,850 for Mr. Gackenbach, 3,100 for Mr. Nicola and 1,500 for Mr. Walters. Performance-based shares that were forfeited in fiscal 2021 were as follows: 11,250 for Mr. Bartolacci, 1,850 for Mr. Babe, 1,700 for Mr. Gackenbach, 3,100 for Mr. Nicola and 1,600 for Mr. Walters. Performance-based shares that were forfeited in fiscal 2020 were as follows: 5,916 for Mr. Bartolacci, 725 for Mr. Babe, 925 for Mr. Gackenbach, 1,550 for Mr. Nicola and 750 for Mr. Walters. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 18, 2022.
(3)    The amounts shown in this column reflect amounts earned under the 2015 Incentive Plan in fiscal 2022, 2021 and 2020. For a full explanation of the operation of the Incentive Compensation Plan, refer to the narrative disclosure above and the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 46 of this Proxy Statement.
(4)    The amount shown in this column for each of the named executive officers is the increase, if any, in the actuarial present value of the accumulated benefits under all defined benefit plans for the years ended September 30, 2022, 2021 and 2020. For additional information regarding defined benefit pension plans, see the Pension Benefits table below.
(5)    Amounts represent one or more of the following: premiums for officer’s life insurance, incremental premiums for long-term disability insurance, club dues, dividends on restricted shares, the value for personal use of Company leased vehicles or vehicle allowance, matching contributions to the Company’s 401(k) Plan and educational assistance. The fiscal 2022 amounts for Mr. Bartolacci include dividends on restricted shares of $132,994, the value of a leased vehicle of $13,102 and club membership dues of $21,020. The fiscal 2022 amounts for Mr. Babe include dividends on restricted shares of $20,757, vehicle allowances of $12,900 and club membership dues of $8,800. The fiscal 2022 amounts for Mr. Gackenbach includes dividends on restricted shares of $20,762, the value of a leased vehicle of $13,396 and club membership dues of $8,229. The fiscal 2022 amounts for Mr. Nicola include dividends on restricted shares of $36,323, the value of a leased vehicle of $8,558 and club membership dues of $9,725. The fiscal 2022 amounts for Mr. Walters include dividends on restricted shares of $20,499 and the value of a leased vehicle of $12,183

The following table provides information on grants of plan-based awards held by the named executive officers during fiscal 2022.
Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (# ) (3)	Maximum (#)
J.C. Bartolacci	11/17/21					30,000			$1,145,850	(5)
	11/17/21					30,000			1,145,850	(5)
	11/17/21							40,000	1,527,800	(6)
	11/17/21	$488,529	$977,058	$1,954,116
G.S. Babe	11/17/21					65,000			1,241,338	(5)
	11/17/21							35,000	1,336,825	(6)
	11/17/21	145,800	291,600	583,200
S.D. Gackenbach	11/17/21					5,100			194,795	(5)
	11/17/21					5,100			194,795	(5)
	11/17/21							18,900	721,886	(6)
	11/17/21	125,538	251,075	502,150
S.F. Nicola	11/17/21					8,550			326,567	(5)
	11/17/21					8,550			326,567	(5)
	11/17/21							26,900	1,027,446	(6)
	11/17/21	202,825	405,650	811,300
B.D. Walters	11/17/21					5,100			194,795	(5)
	11/17/21					5,100			194,795	(5)
	11/17/21							17,900	683,691	(6)
	11/17/21	113,712.5	227,425	454,850
(1)All grants were effective as of the date on which the Compensation Committee of the Board of Directors met to approve them.
(2)Amounts represent target payouts under the Company’s 2015 Incentive Plan. The target represents the named executive officer’s annual salary multiplied by his respective target incentive award percentage. The target incentive award percentages, expressed as a percentage of annual base salary are 100% for Mr. Bartolacci, 70% for Mr. Nicola, 60% for Mr. Babe, and 55% for Mr. Gackenbach and Mr. Walters. For a full explanation refer to the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 46 of this Proxy Statement.
(3)    Amounts represent the number of restricted share units granted pursuant to the 2017 Equity Plan that vest upon certain performance criteria. For all but G.S. Babe, performance-based restricted share units granted in November 2021 were awarded such that, in general, 30% of the grant vests at target based upon the Company achieving certain metrics based on Return on Invested Capital ("ROIC"); and 30% of the grant vests at target based upon the Company achieving certain metrics based on adjusted earnings per share. Vesting of all units are generally subject to continuing employment through November 17, 2024. Upon vesting, performance based units will be converted to the Company's common stock using a factor ranging from 50% to 200% based upon the level of achievement of the performance thresholds related to the above targets. Performance related units that do not achieve the ROIC or adjusted earnings per share thresholds by the end of the performance period will be forfeited. For G.S. Babe, in general, 35% of the grant vests on November 17, 2024; 65% of the grant vests at target based upon a division in the Company achieving certain metrics based on adjusted EBITDA through November 17, 2026. Vesting of time-based units and performance-based units are generally subject to continuing employment through November 17, 2024, and November 17, 2026, respectively. Upon vesting, time-based units will be converted to an equal number of shares of the Company's common stock; performance-based units will be converted to the Company's common stock using a factor ranging from 10% to 100% based upon the level of achievement of the adjusted EBITDA performance thresholds. Performance related units that do not achieve the adjusted EBITDA thresholds by the end of the performance period will be forfeited. For a full explanation of the operation of the 2017 Equity Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 49 of this Proxy Statement.
(4)    Amounts represent the number of shares of restricted share units granted pursuant to the 2017 Equity Plan that fully vest on the third anniversary of the grant date. For the November 2021 grant, additional time-vesting units were awarded to several key executives for the purpose of incentivizing retention for a three-year period. The NEOs that received this additional award included Mr. Gackenbach, Mr. Nicola, and Mr. Walters. Upon vesting, time-based units will be converted to an equal number of shares of the Company's common stock. Restricted share units may also vest under certain change-in-control circumstances, subject to double-trigger change-in-control provisions which require a change in control and involuntary or good reason employment termination. The restricted share units are forfeited upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the 2017 Equity Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 49 of this Proxy Statement.
(5)    Values are calculated based on the grant date fair value of the Company’s common stock and the expected probability that the shares will ultimately vest at target (see footnote 3 above).
(6)    Values are calculated based on the grant date fair value of the Company’s common stock. The vesting period for retirement-eligible employees is accelerated.

The following table sets forth information concerning the fiscal 2022 year-end value of unearned restricted shares/share units for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

	Stock Awards
	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
J.C. Bartolacci	—		$—	11,250	(5)	$252,113
	28,245	(1)	632,970	52,455	(6)	1,175,517
	67,750	(2)	1,518,278	67,750	(7)	1,518,278
	40,000	(3)	896,400	60,000	(8)	1,344,600
G.S. Babe	—		—	1,850	(5)	41,459
	4,550	(1)	101,966	8,450	(6)	189,365
	10,750	(2)	240,908	10,750	(7)	240,908
	35,000	(3)	784,350	65,000	(8)	1,456,650
S.D. Gackenbach	—		—	1,700	(5)	38,097
	4,550	(1)	101,966	8,450	(6)	189,365
	10,750	(2)	240,908	10,750	(7)	240,908
	18,900	(3)	423,549	10,200	(8)	228,582
S.F. Nicola	—		—	3,100	(5)	69,471
	8,610	(1)	192,950	15,990	(6)	358,336
	18,950	(2)	424,670	18,950	(7)	424,670
	26,900	(3)	602,829	17,100	(8)	383,211
B.D. Walters	—		—	1,600	(5)	35,856
	4,550	(1)	101,966	8,450	(6)	189,365
	10,750	(2)	240,908	10,750	(7)	240,908
	17,900	(3)	401,139	10,200	(8)	228,582
(1)Represents restricted share units that were fully vested on November 12, 2022 and converted to an equal number of shares of the Company's common stock.
(2)Represents restricted share units that will be earned and fully vested on November 16, 2023. Upon vesting, these restricted share units will be converted to an equal number of shares of the Company's common stock.
(3)Represents restricted share units that will be earned and fully vested on November 17, 2024. Upon vesting, these restricted share units will be converted to an equal number of shares of the Company's common stock.
(4)Represents the value of all unvested restricted shares/share units as of September 30, 2022. The value is computed by multiplying all unvested restricted shares/share units by $22.41, the closing price of the Company’s common stock on September 30, 2022. The value calculated for restricted share units is based on vesting at target for performance related shares (see footnotes 6 and 7 below).
(5)Represents restricted shares that will be earned and vested as follows: one-half upon the stock price of the Company’s common stock reaching 115% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-half upon the price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days. These shares were cancelled on November 15, 2022.
(6)Represents restricted share units that will be earned and vested as follows: one-half upon achieving certain metrics based on Return on Invested Capital ("ROIC") and one-half upon achieving certain metrics based on adjusted earnings per share. Upon vesting, these performance based units will be converted to the Company's common stock using a factor ranging from 50% to 200% based upon the level of achievement of the performance thresholds related to the above targets. On November 17, 2022, the ROIC portion vested and converted into shares of the Company's common stock at a rate of approximately 172.15%; the adjusted earnings per share portion cancelled.
(7)Represents restricted share units that will be earned and vested as follows: one-half upon achieving certain metrics based on stock price appreciation and one-half upon achieving certain metrics based on ROIC. Upon vesting, these performance based units will be converted to the Company's common stock using a factor ranging from 50% to 200% based upon the level of achievement of the performance thresholds related to the above targets.
(8)Represents restricted share units that will be earned and vested as follows: one-half upon achieving certain metrics based on adjusted earnings per share and one-half upon achieving certain metrics based on ROIC. Upon vesting, these performance based units will be converted to the Company's common stock using a factor ranging from 50% to 200% based upon the level of achievement of the performance thresholds related to the above targets.

The following table provides information on the vesting of restricted shares for each of the named executive officers during fiscal 2022.

Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.C. Bartolacci	50,677	$1,966,420
G.S. Babe	7,813	303,168
S.D. Gackenbach	7,813	303,168
S.F. Nicola	13,841	537,073
B.D. Walters	7,813	303,168
Retirement Benefits

Retirement benefits were generally provided under the Company’s DB Plan, with additional retirement benefits provided under the SERP or ORRP for certain executives. The DB Plan was terminated on October 1, 2021, and plan participants subsequently received lump sum payments or annuity contracts in fiscal 2022 to fully settle the DB Plan obligations. The SERP, which provided for supplemental pension benefits to certain executive officers of the Company designated by the Board of Directors, was terminated on August 2, 2021, and plan participants subsequently received lump sum payments in October 2022 to fully settle the SERP obligations. The ORRP was created in 2009 to provide limited benefits to certain executives by restoring amounts lost to tax-related limitations under the Company’s regular retirement and 401(k) plans. The defined benefit portion of the ORRP was frozen as of April 30, 2021, and plan participants subsequently received lump sum payments in October 2022 to fully settle the ORRP obligations. Of the NEOs, Mr. Bartolacci and Mr. Nicola participated in the Company's DB Plan and SERP. Mr. Babe, Mr. Gackenbach, and Mr. Walters were participants in the Company's DB Plan and ORRP.

The table below sets forth the number of years of credited service and the present value at September 30, 2022 of the accumulated benefits under the each of the retirement plans for each of the participating named executive officers.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
J.C. Bartolacci	SERP	24	9,958,015	—
S.D. Gackenbach	ORRP	10	111,314	—
S.F. Nicola	SERP	28	4,470,129	—
B.D. Walters	ORRP	16	178,184	—
(1)    As of September 30, 2022. Years of credited service for the Company’s SERP and ORRP begin on the initial date of service. Benefit accruals for the SERP and ORRP were initially frozen as of April 30, 2021.
(2)    The assumptions on which this valuation is based are set forth in Note 15 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 18, 2022.

The Company provides a 401(k) Plan covering substantially all domestic employees of the Company. Participants may make pre-tax contributions to their account of 1% up to 75% of their annual compensation. The Company will make matching contributions to each participant at a rate of 100% for the first 3% deferred and 50% for the next 2% deferred up to 4% of their annual compensation. Participants are fully vested immediately in the value of their contributions and fully vested in the value of Company matching contributions after three years of service, provided they are a participant of the plan.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the total compensation of their chief executive officer. Total compensation amounts are required to be calculated using the SEC’s compensation disclosure rules applicable to reporting compensation in the Summary Compensation Table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the company.

To identify our median employee, we reviewed the annual base salary of all our employees other than the CEO as of September 30, 2022. As permitted by SEC rules, we excluded from our review employees based in Brazil, China, Costa Rica, Hong Kong, Hungary, Ireland, Mexico and Thailand because those individuals, in the aggregate, make up less than 5% of our total employee base, representing approximately 506 employees. Contingent workers who provide services to Matthews International but whose compensation is determined by an unaffiliated third party were also excluded from our determination of the median employee. We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. As a result, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee’s 2022 compensation was $65,160. Our Chief Executive Officer’s total 2022 compensation was $6,183,365 as reported in the Summary Compensation Table on page 53. Accordingly, our 2022 CEO to Median Employee Pay Ratio was 95:1.

Potential Payments upon Termination or Change in Control

The following discussion describes and quantifies the payments that would be made to each of the NEOs under a variety of circumstances, assuming that each had taken place on September 30, 2022: (1) the executive resigns voluntarily without the consent of the Company; (2) the executive resigns voluntarily with the consent of the Company; (3) the executive is involuntarily terminated without cause; (4) the executive is involuntarily terminated with cause; (5) the executive dies or becomes permanently disabled while employed; (6) the executive retires; or (7) a change in control of the Company takes place.

The Company’s executive management, including the NEOs, are subject to change-in-control agreements. These agreements provide certain benefits upon a change-in-control of the Company provided that, upon a change-in-control, the executive’s employment is terminated involuntarily or for good reason (“double-trigger”). Upon such double-trigger, the executive (including the CEO) is generally entitled to two times his or her base salary and target bonus, and accelerated vesting of awards under the long-term incentive plan.

Restricted Stock. Under the terms of the existing restricted stock and restricted share unit awards, in the event of voluntary termination of employment without the Company’s consent or any involuntary terminations, any unvested restricted shares/share units are forfeited at the time of termination. In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested performance-based restricted shares continue to performance vest for a period of two years following termination and unvested performance-based restricted share units continue to performance vest over the term of the award. In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested time-based restricted shares/share units become immediately vested. In the event of a change in control of the Company, all unvested time-based restricted shares/share units immediately vest in full. In addition, in the event of a change in control of the Company, all unvested performance-based restricted shares/share units immediately vest to the greater of (i) the amount that would have vested at target-level performance and (ii) the amount that would have vested assuming that applicable performance levels were extrapolated to the end of the applicable performance period. Notwithstanding the foregoing, time-based and performance-based restricted shares/share units held by the Company's executive management that are subject to change in control agreements will accelerate upon satisfaction of the double-trigger conditions.

SERP/ORRP. The SERP and the defined-benefit portion of ORRP were frozen in fiscal 2021 and therefore, upon a change in control the Company participants receive the payout of the accumulated benefits.

The following table provides information on the potential incremental value of executive benefits upon termination of employment prior to and after a change in control, assuming termination would have occurred as of September 30, 2022.

Named Executive	Executive Benefit and Payment upon Separation	Voluntary Termination Without Consent	Voluntary Termination With Consent(1) (2)	Involuntary Termination Without Cause	Involuntary Termination With Cause	Death or Disability (1) (2)	Retirement (1) (2)	Change in Control (3) (4)
J.C. Bartolacci	Performance-based Restricted Shares/Share Units	$—	$—	$—	$—	$—	$—	$—
	Time-based Restricted Shares/Share Units	—	3,047,648	—	—	3,047,648	3,047,648	—
	SERP	—	—	—	—	—	—	9,958,015
	Total	—	3,047,648	—	—	3,047,648	3,047,648	9,958,015
G.S. Babe	Performance-based Restricted Shares/Share Units	—	—	—	—	—	—	—
	Time-based Restricted Shares/Share Units	—	1,127,223	—	—	1,127,223	1,127,223	—
	Total	—	1,127,223	—	—	1,127,223	1,127,223	—
S.D. Gackenbach	Performance-based Restricted Shares/Share Units	—	—	—	—	—	—	—
	Time-based Restricted Shares/Share Units	—	766,422	—	—	766,422	766,422	—
	ORRP	—	—	—	—	—	—	111,314
	Total	—	766,422	—	—	766,422	766,422	111,314
S.F. Nicola	Performance-based Restricted Shares/Share Units	—	—	—	—	—	—	—
	Time-based Restricted Shares/Share Units	—	1,220,449	—	—	1,220,449	1,220,449	—
	SERP	—	—	—	—	—	—	4,470,129
	Total	—	1,220,449	—	—	1,220,449	1,220,449	4,470,129
B.D. Walters	Performance-based Restricted Shares/Share Units	—	—	—	—	—	—	—
	Time-based Restricted Shares/Share Units	—	744,012	—	—	744,012	744,012	—
	ORRP	—	—	—	—	—	—	178,184
	Total	—	744,012	—	—	744,012	744,012	178,184
(1)The performance-based restricted share value represents the value of unvested restricted shares as of September 30, 2022 that had not met performance vesting criteria as of that date, but for which the performance vesting threshold was less than $22.41, the closing price of the Company’s common stock on the last trading day of fiscal 2022 (the “assumed performance vested shares”). The value of the restricted shares is computed by multiplying the number of assumed performance vested shares by $22.41. As of September 30, 2022 there were no assumed performance vested shares.
(2)The time-based restricted share unit value represents the value of unvested restricted share units as of September 30, 2022 that would vest upon termination as of September 30, 2022 (the “assumed time vested shares”). The value of the restricted share units is computed by multiplying the number of assumed time vested share units by $22.41, the closing price of the Company’s common stock on the last trading day of fiscal 2022.
(3)Time and performance restricted share units may vest under certain change-in-control circumstances, subject to double-trigger change-in-control provisions which require a change in control and involuntary or good reason employment termination. See "Potential Payments upon Termination or Change in Control - Restricted Stock" above.
(4)The value of the SERP and ORRP represents the present value of the accumulated benefits as of September 30, 2022. Such amounts were distributed to participants in October 2022 to fully settle the plan obligations.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation (the "Company") is composed of three directors who the Board has determined to be independent under the U.S. Securities and Exchange Commission (“SEC”) regulations related to audit committee independence, the Nasdaq listing requirements and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management, internal audit and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed the consolidated financial statements with management, internal audit and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits. The Audit Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Audit Committee’s discussions referred to above and the Audit Committee’s review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2022, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022 for filing with the SEC.

Audit Committee:

L.D. Etzkorn, Chairperson
M.K. O’Brien
J.R. Whitaker

December 7, 2022

Relationship with Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) has been the independent registered public accounting firm performing the audits of the consolidated financial statements of the Company since December 28, 2015. In addition to performing the audit of the Company's consolidated financial statements, EY provided services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2022 and 2021, respectively. The aggregate fees (including out-of-pocket expenses) billed for fiscal 2022 and 2021 for each of the following categories of services are set forth below.

	2022	2021
Audit fees (includes audits and reviews of the Company’s fiscal 2022 and 2021 financial statements)	$1,867,398	$1,490,000
Audit-related fees (primarily regulatory compliance work)	107,000	216,660
Tax fees (primarily tax compliance and advisory work)	251,000	414,303
All other fees	-	-
Fiscal 2022 and 2021 tax fees include tax compliance and planning fees. All services provided by EY for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly reviews, are approved by the Audit Committee upon appointment of the Company’s independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements. Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairperson of the Audit Committee and obtains the Chairperson’s approval prior to proceeding with the engagement. Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company’s independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes total estimated fees for each individual project. The Audit Committee also considered whether the provision of non-audit services by EY is compatible with maintaining the independence of EY.
EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle. The report of EY on internal control over financial reporting as of September 30, 2022 did not contain an adverse opinion, nor was it qualified or modified, except that it excluded Olbrich GmbH and R+S Automotive GmbH from the assessment as of September 30, 2022, because they were acquired by the Company in a purchase business combination in August 2022 and were excluded from management's report on internal control over financial reporting.
During the fiscal years ended September 30, 2022 and 2021, the Company had not consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the two most recent fiscal years ended September 30, 2022 and 2021, there were no disagreements between Matthews and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are subject to review and approval by the Governance and Sustainability Committee of the Board of Directors. Written policies and procedures relative to the identification of related party transactions are contained in the Company’s Code of Conduct and the Committee reviews and evaluates each such transaction based on the specific facts and circumstances involved.

Brandon Babe, an employee of the Company, is the son of Greg Babe, one of our Executive Officers and member of our Board of Directors. Compensation paid to Brandon Babe on an annual basis, consisting of salary, bonus and equity awards, exceeds the $120,000 related person transaction threshold and as a result was reviewed by the Audit and Governance and Sustainability Committees. His total compensation is consistent with other Company employees in similar positions.

The Company made additional investments of $69,993 during fiscal 2022 in Liquid X Printed Metals Inc. (“LiquidX”), a private company, in which Matthews participates as a strategic investor. Greg Babe, one of our Executive Officers and member of our Board of Directors, serves as President and CEO of LiquidX. Mr. Babe received no direct benefit in connection with these transactions.

DELINQUENT SECTION 16(a) REPORTS

The Company’s directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and filed with the SEC, and representations from reporting persons that no Forms 5 were required; we believe that all of our directors and executive officers complied during fiscal 2022 with the reporting requirements of Section 16(a) of the Exchange Act, with the exception of Lee Lane, Group President, Matthews International Automation and Matthews Environmental Solutions, who filed Forms 3 and 4 on July 27, 2022 reporting his appointment as an executive officer and initial grant, respectively.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting the Company at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations,

telephone (412) 442-8200. The annual report and proxy materials are also available on the Company's website at www.matw.com/investors/sec-filings.

Shareholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2024 Annual Meeting of the Shareholders. To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 19, 2023 (120 days prior to the anniversary date of the Company's 2023 Proxy Statement).
Section 2.09 of the Bylaws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company neither later nor earlier than the notice deadline determined under such Section 2.09. This period will generally be 75 to 120 days prior to the anniversary of the Company's Annual Meeting for the previous year, or October 19, 2023 to December 3, 2023 for the Company's Annual Meeting in 2024. Any shareholder proposal received by the Secretary of the Company before October 19, 2023 and after December 3, 2023 will be considered untimely under Rule 14a-8(e)(2) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the “universal proxy rules,” shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must comply with Rule 14a-19 promulgated under the Exchange Act, and must provide written notice containing the information required by Rule 14a-19(b) under the Exchange Act to our Corporate Secretary at Two NorthShore Center, Pittsburgh, PA 15212-5851, Attention: Steven F. Nicola, Chief Financial Officer and Secretary. Such notice must be submitted to the Company by the deadline described above for the nomination of directors.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company. Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Trust Company, N.A. A copy of the Company's Annual Report for 2022 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                By Order of The Board of Directors

                 /s/ Steven F. Nicola

                 Steven F. Nicola
                 Chief Financial Officer and Secretary

Exhibit A

MATTHEWS INTERNATIONAL CORPORATION

AMENDED AND RESTATED 2019 DIRECTOR FEE PLAN
SECTION 1
Purposes; Reservation of Shares
(a)Purposes. The purposes of the Amended and Restated 2019 Director Fee Plan, as amended (the "Plan") are:
(1)to provide each Director of Matthews International Corporation (the "Corporation"), who is not also an employee of the Corporation or any of its Subsidiaries ("Director"), with the payment of (i) an annual retainer fee, (ii) in the case of a Director who serves as Chairman of the Board (the "NE Chairperson") or serves as the lead director of the Board (the "Lead Director"), an additional annual retainer fee, (iii) an annual retainer fee for each Committee chairperson and to any Lead Director, in each case, for future services to be performed by such Director (collectively, "Director Fees") as a member of the Board of Directors of the Corporation (the "Board");
(2)to provide payment to each Director (except the NE Chairperson shall only be entitled to Meeting Fees for attending Board meetings and the Annual Meeting) for the following (collectively, the “Meeting Fees”): (i) fees if any, paid for attendance at meetings of the Board or committees of the Board; and (ii) fees, if any, paid to a Director for attendance at the Annual Meeting;
(3)to increase the identification of interests between the Directors and the shareholders of the Corporation by permitting (i) the Governance and Sustainability Committee of the Board or a Stock Compensation Subcommittee of the Committee (the "Subcommittee") to award restricted stock awards (“RSA”), restricted stock units (“RSU”), nonstatutory stock options and/or stock appreciation rights to each Director on the fifteenth (15th) business day after the Annual Meeting, and
(4)to allow Directors to elect to (i) receive payment of certain fees in shares of Class A Common Stock, par value $1.00 per share of the Corporation (the “Common Stock”), (ii) defer receipt of certain fees and awards into a deferred stock account as deferred stock units (“DSU”), and (iii) reinvest dividends payable on Common Stock for awards or stock issued under this Plan instead of receiving cash.
For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust or estate in an unbroken chain beginning with the Corporation, if each of the entities other than the last entity in the unbroken chain owns equity possessing fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other entities in the chain. As used hereinafter, the term "Committee" shall mean either the Governance and Sustainability Committee or the Subcommittee, if the Subcommittee is authorized by the Board to act under this Plan; provided, however, that the members of the Committee must be composed solely of two or more "non-employee directors" in accordance with Rule 16b-3(d) under the 1934 Act. The term

"Annual Meeting" shall refer to the annual shareholders’ meeting of the Corporation. The term "business day" means a day other than a Saturday, Sunday or other day on which commercial banks in the City of Pittsburgh, Pennsylvania are authorized or required to close.
(b)    Reservation of Shares. Except as otherwise provided in this Section 1(b), the aggregate number of shares of Common Stock which may be issued under the Plan or credited (in DSUs) to deferred stock compensation accounts for subsequent issuance under the Plan from the date of its first adoption is limited to three hundred thousand (300,000) shares, subject to adjustment and substitution as set forth in Section 14 hereof. Shares of Common Stock issued under the Plan may be authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board (or a committee thereof). If any stock option, RSU or stock appreciation right granted under the Plan is cancelled by mutual consent, forfeited, or terminates or expires for any reason without having been exercised in full, or if any RSAs under the Plan are forfeited, the number of shares subject thereto, in the case of stock options, RSUs or stock appreciation rights, or the number of shares forfeited, in the case of RSAs, shall again be available for all purposes of the Plan. All shares of Common Stock covered by a stock appreciation right or RSU, to the extent it is exercised or vests, as applicable, and shares of Common Stock are actually issued upon exercise or vesting of the right, shall be counted, regardless of the number of shares used to settle the stock appreciation right upon exercise.
(c)    Individual Limits. During any calendar year:
(i) the maximum aggregate Fair Market Value of Equity Awards (as determined on the date of issuance of each such Equity Award) issued under this Plan to a Director in a calendar year shall not exceed $400,000 during such calendar year; and
(ii) the maximum aggregate (x) Director Fees or Meeting Fees payable under this Plan to a Director in a calendar year and (y) Fair Market Value of Equity Awards issued under this Plan (as determined pursuant to clause (i) above) shall not exceed $600,000 during such calendar year.
SECTION 2
Eligibility
Any Director of the Corporation who is separately compensated in the form of Director Fees or Meeting Fees for services on the Board shall be eligible to participate in the Plan.
SECTION 3
Payment of Director Fees
(a)Director Fee Payment. Subject to the provisions of Section 3(b) hereof, on the fifteenth (15th) business day following the Annual Meeting (or the election or re-election to a committee chair or lead director position if such election is not made at the time of the Annual Meeting) (each such date of payment referred to as a "Regular Payment Date"), each Director as of that date shall receive payment of Director Fees by:

(1)the payment to  the Director of such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts (collectively, the "Director Fee Amount"); or

(2)the issuance to the Director of a number of whole shares of Common Stock equal to the Director Fee Amount divided by the Fair Market Value of one share of the Common Stock, as defined in Section 17 hereof, on such Payment Date (rounded upward to the next whole share).
Subject to the provisions of Section 3(b) hereof, each Director who first becomes a Director after a Regular Payment Date and before the next Annual Meeting shall, on the fifteenth (15th) business day following his or her election as a Director (the "Interim Payment Date", and collectively with any Regular Payment Date, a “Payment Date”), receive payment of a pro-rata portion of the Director Fee Amount (in cash or in shares of Common Stock, as the case may be), equal to the applicable Director Fee Amount multiplied by a fraction, the numerator of which shall be the number of Board meetings scheduled between the date of such Director's election and the date of the next Annual Meeting (excluding any Board meeting on the date of such Annual Meeting), and the denominator of which shall be the total number of Board meetings (actual and scheduled) between the date of the last Annual Meeting (including any Board meeting on the date of such Annual Meeting) and the date of the next Annual Meeting (excluding any Board meeting on the date of such Annual Meeting).
(b)Stock Election. The Committee shall determine by November 30 of each year whether Director Fees in the following calendar year will be paid in cash or in shares of Common Stock, with the default election being the payment of Directors Fees in shares of Common Stock. Notwithstanding the foregoing, if the Director Fees are to be paid in cash, a Director may elect to receive payment of the Director Fees in shares (a "Stock Election"). A Stock Election shall be made by filing a notice of election with the Secretary of the Corporation in the form prescribed by the Corporation (each, a "Notice of Election"). Once made, a Stock Election shall be effective on January 1 of the year following the date on which the Notice of Election is filed; provided, however, that Stock Elections shall be effective on the date on which the Notice of Election is filed with respect to Director Fees payable after the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided the Director files such Notice of Election within ten (10) business days subsequent to being elected or re-elected as a Director. A Stock Election shall apply to all Director Fees otherwise payable while such election is effective. A Director may terminate a current Stock Election and receive current payment of Director Fees in cash (where the Committee has elected to pay Director Fees in cash) by filing a notice of termination with the Secretary of the Corporation in the form prescribed by the Corporation (each, a "Notice of Termination"), which shall be effective on January 1 of the year following the date on which a Notice of Termination is filed.
(c)    Evidence of Shares. As of the date on which the Director Fees are payable in shares of Common Stock pursuant to Section 3(a) or 3(b) hereof, (i) the Corporation, at its sole discretion, shall either issue share certificates to the Director for any shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares of Common Stock so issued.
(d)    Deferral Election. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of Director Fees in accordance with the procedures set forth in Section 5.

SECTION 4
Payment of Meeting Fees
(a)    Current Cash Payment. Subject to the provisions of Section 5 hereof, each Director shall receive payment of Meeting Fees in cash in such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts, except that the NE Chairperson shall only be entitled to fees for attending Board meetings and the Annual Meeting, if any.
Except as set forth in Section 5 hereof, payment of Meeting Fees, if any, shall be paid within ten (10) business days following the meeting with respect to which such fees are payable. The amount and time of payment of Meeting Fees may be changed from time to time by the Board in its sole discretion through a duly adopted Board resolution.
    (b)    Deferral Election. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of Meeting Fees in accordance with the procedures set forth in Section 5.
SECTION 5
Deferral Elections
(a)    Deferred Payment of Director Fees and Meeting Fees. Regardless of whether Director Fees or Meeting Fees are scheduled to be paid in cash or shares of Common Stock, each Director may elect to defer the receipt of Director Fees, Meeting Fees and/or RSAs granted pursuant to Section 12, as provided under this Section 5 (a “Deferral Election”).
(b)    Deferral Election Procedures. A Deferral Election may be made by timely filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, subject to the following terms and conditions:
(1)    A Deferral Election shall be effective only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year to which the Deferral Election relates (or such other date as may be established by the Committee to the extent consistent with Section 409A);
(2)    Deferral Elections are entirely voluntary and shall be irrevocable once made; provided, however, the Committee, in its sole discretion, may permit a Deferral Election to be changed at any time prior to the last permissible date for making a Deferral Election;
(3)    A Deferral Election shall apply to all Director Fees and/or RSAs earned and payable in each calendar year while such Deferral Election remains effective, and to all Meeting Fees paid or payable for meetings held in each calendar year while such Deferral Election remains effective;
(4)    A Deferral Election shall, to the extent permitted by the Committee, allow a Director to select whether any dividends or distributions payable with respect to the Director’s DSUs shall be paid currently in cash (or other property, as applicable) or otherwise credited in additional DSUs to the Director’s Account (the “Dividend Election”).

(c)    Elections for New Plan Participants. A Director who first becomes eligible to participate in the Plan may, to the extent permitted by the Committee, file a Deferral Election (the “Initial Election”) at any time on or before the 10th business day following the date on which the Director initially becomes eligible to participate in the Plan. Any such Initial Election shall only apply to fees and awards earned and payable for services rendered after the date on which the Initial Election is delivered to the Corporation. Accordingly, an Initial Election shall apply to all Director Fees or RSAs earned and payable subsequent to the date the Initial Election is delivered to the Corporation, and to all Meeting Fees earned and payable for meetings held following the date the Initial Election is delivered to the Corporation.
(d)    Termination/Modification of Deferral Elections. Unless otherwise specifically provided in a Notice of Election, a Deferral Election shall remain in effect for future calendar years unless and until such election is timely revoked. A Director may increase, decrease, terminate or recommence a Deferral Election (including an Initial Election) by filing a new Deferral Election on or prior to the last date for filing a Deferral Election for the next calendar year. A new Deferral Election shall be effective January 1st of the calendar year following the date on which the election is filed with the Corporation.
SECTION 6
Deferred Stock Compensation Account
(a)    General. The amount of any Director Fees, RSAs or Meeting Fees elected to be deferred in accordance with a Deferral Election for a calendar year shall be credited, in the form of shares of DSUs, to a deferred stock compensation account maintained by the Corporation in the name of the Director (an "Account"). On each Payment Date that a Deferral Election is effective for a Director, or on which DSUs are to be credited pursuant to a Deferral Election, the Director's Account(s) shall be credited on the Payment Date with the number of DSUs (including fractional shares to at least two decimal places) (i) equal to that number of shares of Common Stock that otherwise would have been payable to the Director on such Payment Date where the Director Fees had been payable to the Director in shares of Common Stock, (ii) equal to the aggregate amount of all Director Fees and/or Meeting Fees subject to such Deferral Election otherwise payable during such calendar year to such Director in cash divided by the Fair Market Value of one share of the Common Stock, as defined in Section 17 hereof, on such Payment Date, and/or (iii) equivalent to the number of shares of restricted stock granted. DSUs shall represent the right to receive an equivalent number of shares of Common Stock upon the terms and conditions outlined in this Section. No interest or other amount shall be paid or credited to a Director notwithstanding that Director Fees and/or Meeting Fees which otherwise would have been payable under the Plan are not reflected as DSUs until the Payment Date. A separate Account shall be maintained for each amount of deferred Director Fees, Meeting Fees or RSAs for which a Director has elected a different payment option or as otherwise determined by the Committee. Separate Accounts shall be maintained for deferred Director Fees, Meeting Fees and/or RSAs under the Plan as opposed to those deferred, if any, under the 1994 Director Fee Plan, as amended or the 2014 Director Fee Plan, as amended.
The Account of a Director shall be charged on the date of distribution with any distribution of DSUs made to the Director from such Account pursuant to Section 6(b) hereof.
(b)    Dividend Equivalent Rights. If DSUs are outstanding in an Account on the record date with respect to a dividend was declared on the Corporation’s Common Stock in cash or property other than Common Stock, then on the date of such payment of the dividend the Corporation shall, based on each Director’s Dividend Election in effect at the time, either (i) pay directly to the Director an amount in cash or property other than Common Stock, as the case may be, or (ii) increase the number of DSUs credited to the Director’s Account by an amount, determined in accordance with the following formula, rounded down to the nearest hundredth of a whole share: X =((A x B)/C)-D, where
X = the additional number of DSUs to be credited to the Account, or paid in cash, based on the Director’s Dividend Election then in effect;
A = the number of DSUs in the Director’s Account;
B = the per share amount of the dividend;
C = the average of the high and low per share selling prices of the Corporation’s Common Stock on the payment date of such dividend;
D = the taxes, if any, required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amounts as wages or compensation.
(c)    Manner of Payment of Account. The DSUs held in a Director's Account will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the Director's Beneficiary as defined in Section 6(d) hereof.
(1)Elections. For Deferral Elections, a Director may elect at the time of filing the Notice of Election to receive payment of the DSUs credited to the Director's Account, in whole or in part, as follows (except as otherwise provided in Sections 6(d) and 7(b) hereof, if applicable):

(i)In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year following the calendar year in which the Director first separates from service with the Corporation under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor Section, upon or after ceasing to be a member of the Board for any reason, including by reason of death or disability (the "Separation from Service Payment Commencement Date");

(ii)In two to five annual installments commencing on the Separation From Service Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter;

(iii)In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year specified by the Director at the time of filing of such Notice of Election (the "Designated Payment Commencement Date");

(iv)In two to five annual installments commencing on the Designated Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter; or

(v)If earlier than the date on which payment would be received under (i)-(iv) of this Section  6(c)(1), in a lump sum or in two to five annual installments, with payment commencing on the sixtieth (60th) day (or if such date is not a business day, on the immediately preceding business day) following the death of the Director or following the date on which the Director becomes disabled (within the meaning of Section 409A of the Code) and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter.

(2)Installment Payments. In any case where payments are made in installments, the number of shares of Common Stock distributed in each installment shall be determined by multiplying (A) the number of DSUs in the Account on the date of payment of such installment, by (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of DSUs in the Account shall be appropriately reduced in accordance with Section 6(a) hereof to reflect the installment payments made hereunder. DSUs remaining in an Account pending distribution pursuant to this Section 6(c) shall be subject to adjustment pursuant to Section 14 hereof.

(3)General. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 17 hereof, on the date immediately preceding the date of such payment. The Corporation, at its sole discretion, shall either issue share certificates to the Director, or the Director's Beneficiary, for the shares of Common Stock distributed hereunder or cause such shares to be registered in the name of the Director, or the Director's Beneficiary, on any book-entry registration maintained by the Corporation or its transfer agent. As of the date on which the Director is entitled to receive payment of shares of Common Stock pursuant to this Section 6(c) hereof, a Director or the Director's Beneficiary shall be a shareholder of the Corporation with respect to such shares. For purposes of Section 409A and the Plan, a payment shall be treated as made on a scheduled Payment Date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled Payment Date.
(d)    Director's Beneficiary. The "Director's Beneficiary" means any beneficiary or beneficiaries (who may be named contingently or successively) named by a Director under the Plan to whom any benefit under the Plan is to be paid in the case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Director in writing with the Secretary of the Corporation during the Director's lifetime. In the absence of such a designation, Director's Beneficiary means the person designated by the Director in the Director's Will, or, if the Director fails to make a testamentary disposition of the shares or dies intestate, to the person entitled to receive the shares pursuant to the laws of descent and distribution of the state of domicile of the Director at the time of death.

SECTION 7
Other Payment Commencement Dates
(a)    General. If, in the case of a Deferral Election, the first DSUs credited to a particular Account with respect to such Director is credited after the relevant payment commencement date specified in Section 6(c) hereof or any DSUs are credited to an Account after a lump sum payment has been made pursuant to Section 6(c) hereof from such Account, payment of shares credited to such Account shall be made or commence on the April 1 (or if April 1 is not a business day, on the immediately preceding business day) following the date on which the shares are so credited.
(b)    Delay in Payment. Notwithstanding Section 6(c) hereof and except as otherwise provided in Section 7(c) hereof, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, to commence payment on a date later than the date specified under Section 6(c) hereof provided that:
(i)    Such election must be made at least twelve (12) months prior to the date on which payments (or the initial scheduled Payment Date in the case of installment payments) otherwise would have commenced pursuant to the election under Section 6(c) hereof; and
(ii)    The payment commencement date specified in such election under this Section 7(b) must be not less than five (5) years from the date on which payments (or the initial scheduled Payment Date in the case of installment payments) otherwise would have commenced pursuant to the election under Section 6(c) hereof.
The provisions of this Section 7(b) are intended to comply with Section 409A(4)(C) of the Code, or any successor Section, and shall be interpreted consistently therewith.
(c)    Change in Control Event. Notwithstanding Sections 6(c) and 7(b) hereof, effective for Director Fees, Meeting Fees and/or RSAs payable (but for any Deferral Elections) on and after January 1 of the year following the date on which the Notice of Election is filed, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in a form prescribed by the Corporation, to receive payment of all DSUs credited to the Director's Account with respect to such Director Fees, Meeting Fees and/or RSAs, upon the earlier of when payment would be made pursuant to the election under Section 6(c) or 7(b) hereof or in a lump sum immediately following the occurrence of any Change in Control Event, as defined below (a "Change in Control Event Election").
A Change in Control Event Election shall be effective on the date on which it is filed with respect to Director Fees, Meeting Fees and RSAs payable (but for any Deferral Elections) after the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Change in Control Event Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Change in Control Event Election shall only be effective for Director Fees, Meeting Fees and RSAs payable for services performed after the Change in Control Event Election is filed. A Director may terminate a Change in Control Event Election only by filing a Notice of Termination of Change in Control Event Election with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective for Director Fees, Meeting Fees and/or RSAs payable (but for any Deferral Elections) on and after January 1 of the year following the date on which such Notice of Termination of Change in Control Event Election is filed. If payments from a Director's Account have previously commenced at the time of a Change in Control Event which results in a permissible lump sum payment pursuant to this Section 7(c), for purposes of applying this Section 7(c) shares previously paid from the Director's Account shall be deemed to be from Director Fees, Meeting Fees and RSAs not subject to a Change in Control Event Election, to the extent thereof. A “Change in Control Event” shall mean the date upon which any event occurs which constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code or any successor Section and Treasury Regulation §1.409A-3(i)(5)(v)-(vii) thereunder or any successor Section, provided that:
(i)The percentage specified in Treasury Regulation §1.409A-3(i)(5)(v) (addressing the percentage change in the ownership of the total fair market value or voting power of the Corporation's stock) shall be 50 percent and not a higher percentage;
(ii)The percentage specified in Treasury Regulation §1.409-3(i)(5)(vi)(A)(1) (addressing the percentage change in the ownership of the voting power of the Corporation's stock) shall be 30 percent and not a higher percentage;
(iii)For purposes of Treasury Regulation §1.409A-3(i)(5)(vi)(A)(2) (addressing a change in the effective control of the Corporation by virtue of a change in the composition of the Board), the words "a majority of the members of the corporation's board of directors" shall not be replaced by a higher portion; and
(iv)The percentage specified in Treasury Regulation §1.409A-3(i)(5)(vii)(A) (addressing the percentage change in the ownership of the Corporation's assets) shall be 40 percent and not a higher percentage.

SECTION 8
Non-Alienability of Benefits
Except as may be required by law, neither the Director nor the Director's Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amounts or shares of Common Stock or DSUs that are or may be payable hereunder, including but not limited to in respect of any liability of a Director or the Director's Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to such amount actually being received by the Director or the Director's Beneficiary hereunder, nor shall any such amounts or shares be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or Director's Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director's Beneficiary, or any legal process.
SECTION 9
Nature of Deferred Stock Compensation Accounts
Any Account, and any DSUs reflected in such Account, shall be established and maintained only on the books and records of the Corporation. No assets or funds of the Corporation, a Subsidiary or the Plan shall be removed from the claims of the Corporation's or a Subsidiary's general or judgment creditors or otherwise made available, and no shares of Common Stock of the Corporation to be issued pursuant to an Account shall be issued or outstanding, until such amounts and shares are actually payable to a Director or a Director's Beneficiary as provided herein. DSUs credited to an Account constitute a mere promise by the Corporation to make payments in the future. Each Director and Director's Beneficiary shall have the status of, and their rights to receive a payment of shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to DSUs credited to an Account. The Corporation shall not be obligated under any circumstances to fund any financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if:
(a)such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code;
(b)any trust created by the Corporation, and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan, will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor; and

(c)such set aside of funds is not described in Section 409A(b) of the Code, or any successor provision.

SECTION 10
Grant of Equity Awards
The Committee shall have authority, in its sole discretion, (a) to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 and 423 of the Code), (b) to grant stock appreciation rights, (c) to award RSAs, and (d) to award RSUs (collectively “Equity Awards”). All grants and awards pursuant to this Section 10 shall be made on or to be effective on a Payment Date. On or as of each Payment Date, the Committee shall grant or award to each Director on such Payment Date Equity Awards with such amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount (subject to such limitations set forth under this Plan). The Committee shall determine in its sole discretion the portion of each grant and/or award to be comprised of nonstatutory stock options, stock appreciation rights, RSAs and RSUs and the value of each.
SECTION 11
Terms and Conditions of
Stock Options and Stock Appreciation Rights
Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:
(A)The purchase price at which each stock option may be exercised (the "option price") and the base price at which each stock appreciation right may be granted (the "Base Price") shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stock option or stock appreciation right on the date of grant. For purposes of this Section 11, the Fair Market Value of the Common Stock shall be determined as provided in Section 17 hereof. In no event may any stock option or stock appreciation right granted under this Plan, other than pursuant to Section14, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new stock option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a "repricing" of such stock option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation's shareholders.
(B)The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may if authorized by the Committee pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock (by delivery of such shares or by attestation) not restricted under Section 12 and having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 17 hereof, equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share shall in any event be paid in cash. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Director, the broker shall be acting solely as the agent of the Director, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C)Upon the exercise of stock appreciation rights the Corporation shall pay to the person exercising the stock appreciation rights a number of shares of the Common Stock with a Fair Market Value, as defined in Section 17 hereof, equal to the difference between the aggregate Fair Market Value, as defined in Section 17 hereof, of the Common Stock on the date of exercise of the stock appreciation rights and the aggregate Base Prices for the stock appreciation rights which are exercised (the "Spread") (rounded down to the next whole number of shares). No fractional shares of the Common Stock shall be issued nor shall cash in lieu of a fraction of a share of Common Stock be paid. Notwithstanding the foregoing, at the sole discretion of the Committee, the Corporation may pay to the person exercising the stock appreciation rights an amount of cash, rather than shares of the Common Stock, equal to the Spread if and only if the payment of cash upon exercise of the stock appreciation rights would not cause the stock appreciation rights to provide for a deferral of compensation within the meaning of Section 409A of the Code. The date of exercise of a stock appreciation right shall be determined under procedures established by the Committee.

(D)Unless the Committee, in its sole discretion, shall otherwise determine and subject to the terms of Sections 11(G) and 11(H) hereof, stock options and stock appreciation rights shall be exercisable by a Director commencing on the second anniversary of the date of grant. Subject to the terms of Sections 11(G) and 11(H) hereof providing for earlier termination of a stock option or stock appreciation right, no stock option or stock appreciation right shall be exercisable after the expiration of ten years from the date of grant. Unless the Committee, in its sole discretion, shall otherwise determine, a stock option or stock appreciation right to the extent exercisable at any time may be exercised in whole or in part.

(E)Unless the Committee, in its sole discretion, shall otherwise determine:

(i)no stock option or stock appreciation right shall be transferable or assignable by the grantee otherwise than:
(a)by Will; or
(b)if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death; or

(c)to the trustee of a trust that is revocable by the grantee alone, both at the time of the transfer or assignment and at all times thereafter prior to such grantee's death; and

(ii)all stock options and stock appreciation rights shall be exercisable during the lifetime of the grantee only by the grantee (or the grantee's guardian or legal representative) or by the trustee of a trust described in Section 11(E)(i)(c) hereof.
A transfer or assignment of a stock option or a stock appreciation right by a trustee of a trust described in Section 11(E)(i)(c) to any person other than the grantee shall be permitted only to the extent approved in advance by the Committee in writing, in its sole discretion and subject to applicable law. Stock options or stock appreciation rights held by such trustee also shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement with the grantee as if such trustee were a party to such agreement as the grantee. In the event the grantee ceases to be a Director of the Corporation, the provisions set forth in the Plan and in the applicable agreement with the grantee shall continue to be applicable to the stock option or stock appreciation right and shall limit the ability of such trustee to exercise any such transferred stock options or stock appreciation rights to the same extent they would have limited the grantee. The Corporation shall not have any obligation to notify such trustee of any termination of a stock option or stock appreciation right due to the termination of service of the grantee as a Director of the Corporation.
(F)Unless otherwise specified by the Committee, the applicable Director shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of a stock option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Director (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 18, and (iii) in the case of a stock option, has paid in full the option price for such shares.
(G)Unless the Committee, in its sole discretion, shall otherwise determine, if a grantee ceases to be a Director of the Corporation, any outstanding stock options and stock appreciation rights held by the grantee shall vest and be exercisable and shall terminate, according to the following provisions:

(i)Notwithstanding Section 11(D) hereof, if a grantee ceases to be a Director of the Corporation for any reason other than those set forth in Section 11(G)(ii) or (iii) hereof, any then outstanding stock option and stock appreciation right held by such grantee (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable by the grantee (or, in the event of the grantee's death, by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the grantee (the "Grantee's Heir or Representative")), at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period;
(ii)Unless the exercise period of a stock option or stock appreciation right following termination of service as Director has been extended as provided in Section 15(c) hereof, if during his or her term of office as a non-employee Director a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee shall terminate as of the close of business on the last day on which the grantee is a Director of the Corporation; and
(iii)Notwithstanding Section 11(D) hereof, following the death of a grantee during service as a Director of the Corporation, or upon the disability of a Director which requires his or her termination as a Director of the Corporation, any outstanding stock option and stock appreciation right held by the grantee at the time of death or termination as a Director due to disability (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable, in the case of death of the grantee, by the Grantee's Heir or Representative, or, in the case of disability of the grantee, by the grantee at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period.

Whether a resignation of a Director is with or without the consent of the Board and whether a grantee is disabled shall be determined in each case, in its sole discretion, by the Committee and such determination by the Committee shall be final and binding.
(H)If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after service as a Director of the Corporation) which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation's customers or employees other than for the benefit of the Corporation, the Committee may immediately terminate all outstanding stock options and stock appreciation rights held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option or stock appreciation right following termination of service as a Director of the Corporation has been extended as provided in Section 15(c) hereof. Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation's customers or employees other than for the benefit of the Corporation, shall be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.
(I)All stock options and stock appreciation rights shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its sole discretion. Each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee. The provisions of such agreements need not be identical.

Subject to the foregoing provisions of this Section 11 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement referred to in Section 11(I) hereof or an amendment thereto.
SECTION 12
Terms and Conditions of Restricted Share Awards
(a)    Restricted Share Awards. RSAs shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the awardee to sell, assign, transfer, pledge or otherwise encumber such shares while such shares are subject to the other restrictions imposed under this Section 12), the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the RSAs and such other terms and conditions as the Committee in its sole discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable RSA agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of any such RSAs in accordance with the procedures set forth in Section 5; provided, that the receipt of any DSUs in lieu of restricted share awards shall remain subject to the same vesting and forfeiture restrictions as the original equity award.
(b)    Transfers to Trusts. Neither this Section 12 nor any other provision of the Plan shall preclude an awardee from transferring or assigning RSAs to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of RSAs from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and RSAs held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.

(c)    Default Vesting Restrictions. Unless otherwise determined by the Committee, RSAs awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such RSAs due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause. Any RSAs which have not previously vested shall vest and the restrictions related to service as a Director shall lapse upon the death of a Director or the disability of a Director which requires his or her termination as a Director of the Corporation.
(d)    Evidence of Shares. Following a grant of RSA and prior to the lapse or termination of the applicable restrictions, the Corporation, at its sole discretion, shall (i) issue share certificates in the name of the awardee and hold them in escrow together with related stock powers in blank signed by the awardee, (ii) issue such share certificates and deliver them to the awardee with an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Matthews International Corporation Amended and Restated 2019 Director Fee Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Matthews International Corporation, Two NorthShore Center, Pittsburgh, PA 15212-5851.";
or (iii) issue the shares in book-entry form in the name of the awardee. If share certificates are issued in the name of the awardee, the awardee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each of the certificates subject to the RSAs. In the case of forfeiture of the shares, the Corporation shall use the stock power(s) to transfer ownership of the shares to the Corporation. Upon the lapse or termination of the applicable restrictions, certificate(s) without the legend referenced in (ii) above and the blank stock power(s) shall be delivered to the awardee (or the awardee's personal representative) upon the surrender by such person of the legended certificates if they were previously provided to such person. If shares are issued in book-entry form, the Corporation shall instruct its transfer agent that the shares are to be designated as restricted on the transfer agent's book-entry records of the owners of the Common Stock, and may not be transferred from the name of the awardee until the earlier of (i) in the case of forfeiture of the shares, when the Corporation instructs its transfer agent in writing to record the shares as owned by the Corporation (rather than by the awardee), or (ii) when requested in writing by the awardee (or the awardee's personal representative) after the Corporation has instructed its transfer agent in writing that such shares are no longer to be designated as restricted on the transfer agent's book-entry records due to the lapse or termination of the applicable restrictions.
(e)    Dividends; Dividend Reinvestment. From the date a RSA is effective, the awardee shall be a shareholder with respect to all of the restricted shares and shall have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends, and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this Section 12(e) and the other restrictions imposed by the Committee. Except as provided in Section 14 hereof, the Committee, in its sole discretion, may determine that dividends and other distributions on the shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its sole discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse or termination of the applicable restrictions (and not before such time), the unpaid dividends, if any, shall be delivered to the awardee. Further, the

Committee shall have the ability, in its sole discretion following a written request of a Director, to authorize the automatic reinvestment of such dividends in additional shares of restricted stock at the time of any dividend payment (such shares referred to herein as “Reinvested Shares”), provided that sufficient shares of Common Stock are available under Section 1(B) for the issuance of such Reinvested Shares (taking into account then outstanding awards). In the event that sufficient shares of Common Stock are not available for such Reinvestment Shares to be issued, such reinvestment of dividends shall be made in the form of a grant of RSUs equal in number to the shares of Common Stock that would have been obtained by such reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by Section 13. Any Reinvestment Shares issued in connection with a Director’s election hereunder shall be subject to the same terms and conditions, including vesting schedule, as the shares of restricted stock upon which the dividend was issued.
(f)    Competition. If an awardee of restricted shares engages in the operation of management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries or solicits any of the Corporation's customers or employees other than for the benefit of the Corporation, the Committee may immediately declare forfeited all restricted shares, including any Reinvested Shares, held by the awardee as to which the restrictions have not yet lapsed. Whether an awardee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries or has solicited any of the Corporation's customers or employees other than for the benefit of Corporation, shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.
SECTION 13
Restricted Stock Units
(a)Restricted Stock Unit Awards. An RSU award represents the unsecured right to receive in the future payment (in cash, shares of Common Stock or a combination of both, as contemplated in the award) equal to the Fair Market Value of a specified number of shares of Common Stock, which is subject to a risk of forfeiture or a restriction period or both. RSUs shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion. RSU awards shall be effective only upon execution of the applicable RSU agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical.
(b)Terms and Conditions. Restricted stock units shall be subject to the restrictions imposed thereon, the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the RSUs and such other terms and conditions as the Committee in its sole discretion deems appropriate. Unless otherwise determined by the Committee, RSUs awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such RSU due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause. An award of RSUs shall be settled as and when the RSUs vest, as determined and certified by the Committee, or at a later time specified by the Committee or in accordance with an election of the Director, if the Committee so permits. Subject to the restrictions set forth in this Plan, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an award of RSUs. During the period, if any, set by the Committee, commencing with the date of grant of such RSUs for which such vesting restrictions apply, and until the expiration thereof, the Director shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(c)Dividends. RSUs shall not have any voting rights, and holders of RSUs shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). An award of RSUs shall not entitle the Director to receive dividends during the Restriction Period, nor vote the Common Stock subject to such award, or to otherwise enjoy any other stockholder rights; provided, however that the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to RSU awards, including but not limited to the issuance of any dividend equivalent units in tandem with a Restricted Stock Unit Award.

(d)Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of dividend equivalent units, including but not limited to whether: (i) such award will be granted in tandem with another award; (ii) payment of the award shall be made currently or credited to an account for the Director that provides for the deferral of such amounts until a stated time; and (iii) the award will be settled in cash or shares; provided that dividend equivalent units may be granted only in connection with a “full-value award.” For this purpose, a “full-value award” includes Restricted Stock, RSUs and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share.

SECTION 14
Adjustment and Substitution of Shares
In the event of a (i) merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries, including but not limited to a Section 15 Event (each, a "Corporate Transaction") or (ii) a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a "Share Change") the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable, to prevent the dilution or enlargement of the rights of Directors, to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the number of DSUs credited to any Account, (C) the number and kind of shares of Common Stock subject to outstanding grants and awards; (D) the option price and Base Price of outstanding stock options and stock appreciation rights, respectively, carried to at least three decimal places with the last decimal place being rounded up to the nearest whole number.
In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding stock options, stock appreciation rights or RSUs in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such grants and awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the option price of such option or the Base Price of such stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the

Corporation) for the shares subject to outstanding grants and awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of grants and awards, or replacement of grants and awards with new grants and awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to grants and awards that remain based upon Corporation securities). No adjustment or substitution provided in this Section 14 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 14, a Director shall not have any rights with respect to any Corporate Transaction or Share Change. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 14 to Accounts shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 14 to grants and awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the grants and awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 14 to the extent the existence of such authority would cause a grant or award that is not intended to be subject to Section 409A of the Code at the grant or award date of the Award to be subject thereto.
SECTION 15
Additional Rights in Certain Events
(a)Definitions. For purposes of this Section 15, the following terms shall have the following meanings:
(1)The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.
(2)"Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.
(3)“Voting Shares" shall mean all securities of a corporation entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a corporation shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).
(4)"Section 15 Event" shall mean the date upon which any of the following events occurs:
(i)The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;
(ii)During any period of two consecutive years, less than a majority of the total number of authorized members of the Board (excluding vacant seats) are filled by individuals who were (i) Directors at the beginning of such period and (ii) individuals whose election by the Corporation’s security holders, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board) of at least a majority of the members of the Governance and Sustainability Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved for election or nomination hereunder) or at least two-thirds of the Directors then still in office who were Directors on the effective date of the original Plan on November 15, 2018 or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors relating to the election of Directors which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule, including by reason of any agreement intended to avoid or settle any such election contest or proxy contest), provided that for purposes of this Section 15(a)(4)(ii), each Board then-authorized seat shall count once for determining whether a Section 15 Event has occurred;
(iii)The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction; or
(iv)The commencement of any liquidation or dissolution of the Corporation (other than pursuant to any transfer of 70% or more of the consolidated assets of the Corporation to an entity or entities controlled by the Corporation and/or its shareholders following such liquidation or dissolution);
provided, however, that if securities beneficially owned by a Director are included in determining the Beneficial Ownership of a Person referred to in paragraph 4(a) above, then no Section 15 Event with respect to such Director shall be deemed to have occurred by reason of such event.
(b)    Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to Section 15(e), unless the agreement referred to in Section 11(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 15 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Director referred to in the proviso to Section 15 (a)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.
(c)    Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to Section 15 (e), unless the agreement referred to in Section 11(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all outstanding stock options and stock appreciation rights held by a grantee whose service with the

Corporation as a Director terminates within one year of any Section 15 Event (other than those held by a Director referred to in the proviso to Section 15 (a)) for any reason shall be exercisable for the longer of (i) a period of three months from the date of such termination of service or (ii) the period specified in Section 11(G) hereof, but in no event after the expiration date of the stock option or stock appreciation right.
(d)    Lapse of Restrictions on Restricted Share Awards and RSUs. Unless the agreement referred to in Section 12 hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 15 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards or RSUs under the Plan, all such restrictions (other than those applicable to a Director referred to in the proviso to Section 15 (a)) shall lapse upon the occurrence of any such Section 15 Event regardless of the scheduled lapse of such restrictions.
(e)    Code Section 409A. Notwithstanding the foregoing, if any grant or award is subject to Section 409A of the Code, this Section 15 shall be applicable only to the extent specifically provided in the agreement under Sections 11(I) or 12 applicable to the grant or award and permitted pursuant to Section 409A.
SECTION 16
Administration of Plan; Hardship Withdrawal
(a)    Administration of Plan. Except where the terms of the Plan specifically grant authority to the Committee of the Board or where the Board delegates authority to the Committee, full power and authority to construe, interpret, and administer the Plan shall be vested in the Board and it and the Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Decisions of the Committee and the Board shall be final, conclusive, and binding upon all parties. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:
(i)To determine the grants or awards to be made to the Directors pursuant to Sections 10-13 and all of the relevant terms thereof;
(ii)Subject to Sections 11(I) and 12(a), to modify, amend or adjust the terms and conditions of any such grant or award;
(iii)To adopt, alter and repeal such administrative rules, regulations, procedures, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(iv)To interpret the terms, provisions and conditions of the Plan and any such grant or award (and any agreement under Sections 11(I) and 12(a) relating thereto);
(v)Subject to Sections 11(I) and 12(a), to accelerate the vesting or lapse of restrictions on any outstanding award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi)To decide all other matters that must be determined in connection with such grants and awards;
(vii)To establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable; and
(viii)To otherwise administer the Plan in connection with such grants and awards.
The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any grant or award pursuant to Section 10 shall be made in the sole discretion of the Committee or such officer at the time of such grant or award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan and shall be final and binding on all persons, including the Corporation, its Subsidiaries, and the Directors eligible under the Plan.
(b)    Hardship Withdrawal. Notwithstanding the terms of Deferral Election made by a Director hereunder, the Committee may, in its sole discretion, permit the issuance of shares in accordance with the number of DSUs held in an Account with respect to Director Fees or Meeting Fees previously payable upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's Beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's Beneficiary, as the case may be, is confronted with an unforeseeable emergency.
For this purpose, an unforeseeable emergency means a severe financial hardship to the Director or the Director's Beneficiary resulting from an illness or accident of the Director or the Director's Beneficiary, the spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director or the Director's Beneficiary, loss of the Director or the Director's Beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or the Director's Beneficiary. The Director or the Director's Beneficiary shall provide to the Committee evidence as the Committee, in its sole discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Director or the Director's Beneficiary's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by the cessation of deferrals under the Plan. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the number of shares which shall be issued under and pursuant to the Account(s) providing for the latest payments or series of payments. No Director shall participate in any decision of the Committee regarding such Director's request for a withdrawal under this Section 16.
(c)    Cancellation; Suspension; Clawback. Any or all outstanding grants and awards to a Director may, at any time between the date of grant or award and the third anniversary of any exercise, payment or vesting of such grant and award, in the Board's or the Committee's sole discretion and subject to such terms and conditions established by the Board or the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Director (whether during or after service as a Director of the Corporation) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 15 Event unless the agreement under Sections 11(I) or 12(a) specifically so provides. Whether a Director has engaged in any such activities shall also be determined, in its sole discretion, by the Board or the Committee, and any such determination by the Board or the Committee shall be final and binding.
SECTION 17
Fair Market Value
"Fair Market Value" of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in any other reliable publication (electronic or otherwise) as the Board of the Corporation or its delegate, in its sole discretion, may determine to rely upon):
(a)if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date; or
(b)if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") on which the Common Stock is listed.
If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 17. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 17 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.
SECTION 18
Securities Laws; Issuance of Shares
The obligation of the Corporation to issue Common Stock or credit DSUs under the Plan shall be subject to:
(i)the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation;
(ii)the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed;
(iii)if required by the Committee, the representation and agreement of the Director that the Director is acquiring the shares only for investment and without a present view of the sale or distribution of such shares, with a corresponding legend on any stock certificates;
(iv)all other applicable laws, regulations, rules and orders which may then be in effect; and
(v)obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.
The inability or impracticability of the Corporation to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance, sale or delivery of any shares of Common Stock or credit DSUs in an Account hereunder, shall relieve the Corporation of any liability in respect of the failure to issue, sell or deliver such shares of Common Stock or credit DSUs in an Account as to which such requisite authority shall not have been obtained. If, on the date on which any shares of Common Stock would be issued pursuant to a current stock payment under Section 3(a) hereof any DSUs or credited to an Account and after consideration of any shares of Common Stock subject to outstanding Equity Awards, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 18, then no shares of Common Stock shall be issued or DSUs credited but rather, in the case of a current stock payment under Section 3(a) hereof, cash shall be paid in payment of the

Director Fees payable, and in the case of DSUs, Director Fees and Meeting Fees shall instead be credited in cash to a deferred cash compensation account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.
SECTION 19
Governing Law; Integration
(a)    Governing Law. The provisions of this Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania including its statute of limitations provisions, but without reference to conflicts of law principals. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the Plan. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such.
(b)    Integration. The Plan contains all of the understandings and representations between the Corporation, its Subsidiaries and any of the Directors and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan. There are no representations, agreements, arrangements or understandings, oral or written, between the Corporation, its Subsidiaries and any of the Directors relating to the subject matter of the Plan which are not fully expressed in the Plan.
SECTION 20
Effect of the Plan on the Rights of Corporation and Shareholders
Nothing in the Plan or in any stock option, stock appreciation right or restricted share award under the Plan or in any agreement providing for any of the foregoing or any amendment thereto shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.
SECTION 21
Amendment and Termination
(a)General. The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall:
(i)be made without shareholder approval if shareholder approval of the amendment is at the time required by the rules of any stock exchange on which the Common Stock may then be listed; or

(ii)otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or DSUs credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3.
No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan or the holder of an Equity Award theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.
(b)Rule 16b-3. Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or DSUs credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.
(c)Termination Date. Notwithstanding any other provision of the Plan:
(i)no shares of Common Stock shall be issued or DSUs credited on a Payment Date under the Plan after March 31, 2028;
(ii)no shares of Common Stock shall be credited with respect to Meeting Fees payable under the Plan after March 31, 2028;
(iii)no stock option or stock appreciation right shall be granted under the Plan after March 31, 2028; and
(iv)no RSAs or vesting after March 31, 2024 of RSAs or RSUs shall be awarded under the Plan after March 31, 2028;
provided, however, that the preceding provisions of this Section 21(c) shall not preclude the issuance of shares of Common Stock under the Plan in payment of the balance of a Director's Account or upon the exercise after March 31, 2028 of a stock option or stock appreciation right or vesting after March 31, 2028 of RSAs or RSUs.
SECTION 22
Unsecured Creditor
The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. The Corporation's obligations under the Plan shall be unfunded and unsecured promises to pay. Any amount payable under the Plan shall be established and maintained only on the books and records of the Corporation. The Corporation and its Subsidiaries shall not be obligated under any circumstance to fund the Corporation's financial obligations under the Plan and no assets or funds of the Corporation, any Subsidiary, or the Plan shall be removed from the claims of the Corporation's general or judgment creditors or otherwise made available until such amounts are actually paid to a Director as provided herein. Any of them may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Director or Director's Beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Director and Director's Beneficiary shall at all times have the status, of a general unsecured creditor of the Corporation.
SECTION 23
Limitation of Liability
Any grant or award under the Plan shall not give a Director or Director's Beneficiary any rights except as expressly set forth in the Plan and in any such grant or award or create (i) any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Director or Director's Beneficiary any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary in any manner; (ii) any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or (iii) any obligation of the Corporation that shall be greater than the obligation of the Corporation to any of its general unsecured creditors.
SECTION 24
Dispute Resolution
Since fees are paid and grants or awards are made under the Plan in Western Pennsylvania, records relating to the Plan and fees, grants or awards thereunder are located in Western Pennsylvania, and the Plan and fees, grants or awards are administered in Western Pennsylvania, the Corporation and the Director participating in the Plan, for themselves and their heirs, representatives, successors and assigns (collectively, the "Parties") irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or fees, grants or awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any fees, grants or awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 19 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
SECTION 25
Non-Uniform Determinations
The Committee's determinations under the Plan (including without limitation its determinations of the grants and awards under Section 10, the form, amount and timing of such grants and awards and the terms and provisions of such grants and awards) need not be uniform and may be made by it selectively among Directors who receive, or are eligible to receive, grants and awards under the Plan, whether or not such persons are similarly situated.
SECTION 26
Indemnification
Subject to the requirements of Pennsylvania state law, each individual who is or shall have been a member of the Board or the Committee, or an officer of the Corporation to whom authority was delegated in accordance with Section 16, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.
SECTION 27
No Representations or Covenants With Respect to Tax Qualification
Although the Corporation may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to any potential negative tax impact to Directors under the Plan.
SECTION 28
Compliance With Laws
Without limitation, payment of fees or a grant or award under the Plan and any issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Corporation is listed as may be required.

SECTION 29
Effective Date
The effective date and date of adoption of the original Plan was November 15, 2018, the date of adoption of the Plan by the Board, and this Plan was amended and restated on November 16, 2022, provided that on or prior to November 16, 2023 such adoption of the Plan by the Board was approved by the affirmative vote of holders of record of a majority of the shares of voting stock of the Corporation represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders at which a quorum is present.

Exhibit B

Matthews INTERNATIONAL®

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/MATW** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Nominee	For	Withhold
01 - Gregory S. Babe	☐	☐
02 - Aleta W. Richards	☐	☐
03 - David A. Schawk	☐	☐

Proposal	One Year	Two Years	Three Years	Abstain
5. Provide an advisory (non-binding) vote on the frequency of the advisory vote on the executive compensation of the Company's named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03QMYC

The 2023 Annual Meeting of Shareholders of Matthews International Corporation will be held on Thursday, February 16, 2023 at 9:00AM EST, virtually via the internet at www.meetnow.global/M4ULFS9.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MATW

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — MATTHEWS INTERNATIONAL CORPORATION

This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of the Shareholders of Matthews International Corporation on February 16, 2023.

Notice of:
2023 ANNUAL MEETING OF THE SHAREHOLDERS
To be held on February 16, 2023 at 9:00 AM EST

Virtually via live webcast
Meeting Link — www.meetnow.global/M4ULFS9

The Annual Meeting of the Shareholders of Matthews International Corporation (the "2023 Annual Meeting") will be held at 9:00 AM Eastern Standard Time, Thursday, February 16, 2023 virtually via a live webcast at www.meetnow.global/M4ULFS9, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

The undersigned hereby appoints Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, as proxies to vote all shares of Common Stock of Matthews International Corporation (the "Company") which the undersigned is entitled to vote at the 2023 Annual Meeting or any adjournment thereof, with the authority to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU ON THE REVERSE SIDE OF THIS CARD WITH RESPECT TO THE PROPOSALS SET FORTH IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING AND ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4 AND FOR THE OPTION OF ONE YEAR FOR PROPOSAL 5, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Continued and to be signed on reverse side.

C Non-Voting Items

Change of Address — Please print new address below.